As filed with the Securities and Exchange Commission on October 4, 2005
Registration No. 333-124950

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT
NO. 2 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
United States Oil Fund, LP
(Exact name of Registrant as specified in its charter)

Delaware	6799	20-2830691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502
1.510.522-3336
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Nicholas D. Gerber
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502
1.510.522-3336
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
W. Thomas Conner, Esq.
James M. Cain, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004-2405
202.383.0590
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per unit(1)	Offering Price(1)	Fee(2)

Units of United States Oil Fund, LP	1,000,000 units	$50.45	$50,450,000	$5,937.97

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The price of each unit is estimated based on the closing price of near month oil futures contracts on the New York Mercantile Exchange of $50.45 on May 11, 2005.

(2)	Previously Submitted
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  2005
PRELIMINARY PROSPECTUS
1,000,000 units
United States Oil Fund, LP
             United States Oil Fund, LP, a Delaware limited partnership (“USOF” or “Us” or “We”) is a commodity pool that issues units that may be purchased and sold on the American Stock Exchange. The investment objective of USOF is for the units’ net asset value (“NAV”) to reflect the performance of the price of light, sweet crude oil, less USOF’s expenses.
      USOF invests in futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange and futures contracts for crude oil and other oil interests traded on other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil interests such as options on Oil Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil (collectively, “Other Oil Interests”). (Oil Futures Contracts and Other Oil Interests may be collectively referred to as “Oil Interests”.) The general partner, Victoria Bay Asset Management, LLC (the “General Partner”), is authorized by the Limited Partnership (“LP”) Agreement to manage USOF.
      This is a best efforts offering. USOF continually offers creation baskets consisting of 100,000 units (“Creation Baskets”) through ALPS, Inc. (“Marketing Agent”), as marketing agent, to Authorized Purchasers. [Name of initial Authorized Purchaser] is expected to be the initial Authorized Purchaser. Authorized Purchasers will pay a $1,000 fee for the creation of each Creation Basket.

•	The initial Authorized Purchaser will, subject to conditions, purchase the initial Creation Basket of 100,000 units at an initial offering price per unit equal to the closing price of near-month oil futures contracts for light, sweet crude oil as listed on the New York Mercantile Exchange on the last business day prior to the effective date. The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of USOF calculated on that day divided by the number of issued and outstanding units.

•	Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Units are expected to trade in the secondary market on the American Stock Exchange. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Oil Futures Contracts market and the market for Other Oil Interests. The Authorized Purchasers are not required to sell any specific number or dollar amount of units.

      USOF is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.
       Investing in USOF involves significant risks. See “What are the Risk Factors Involved With An Investment In USOF?” starting on page 10.
       Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
       This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
      The Commodity Futures Trading Commission (“CFTC”) has not passed upon the merits of participating in this pool nor has the Commission passed on the adequacy or accuracy of this disclosure document.

	Per Unit	Per Basket

Initial Public Offering Price for the Initial Baskets	$	$
The date of this prospectus is                   , 2005.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGES [                    ] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE [     ].
      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE      .
      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY

TABLE OF CONTENTS

Information You Should Know	ii
Statement Regarding Forward-Looking Statements	iii
Where You Can Find More Information	iii
Patent Application Pending	iii
Glossary of Defined Terms	1
Prospectus Summary	3
Overview of USOF	3
The Units	4
USOF’s Investments	4
Principal Investment Risks of an Investment in USOF	5
Principal Offices of USOF and the General Partner	7
Financial Condition of USOF	7
Breakeven Analysis	7
What are the Risk Factors Involved with an Investment in USOF?	10
Risks Associated With Investing Directly or Indirectly in Oil	10
Risk of Investing in Oil, Oil Futures Contracts or Other Oil Interests
USOF’s Operating Risks	13
Risk of Leverage and Volatility	18
Risk That USOF’s Investment Strategy Will Not Be Effective
Risks of Investing in Commodity Futures Contracts
Risks of Investing in Instruments Based on the Price of Crude Oil
Risks of Hedging Activities
Counterparty Risk	19
Risk of Trading in International Markets	20
Tax Risk	20
Legal Risks	21
THE OFFERING	22
What is USOF?	22
Who is the General Partner?	22
How Does USOF Operate?	25
What is USOF’s Investment Strategy?	29
What is the Flow of Units?	30
What are the Trading Policies of USOF?	30
Who are the Service Providers?	31
What are Oil Futures Contracts?	32
What is the Light, Sweet Crude Oil Market?	33
How Will USOF Purchase and Sell Oil Futures Contracts?	33
What is the Plan of Distribution?	34
Use of Proceeds	39
The Commodity Interest Markets	39
Potential Advantages of Investment	48
Management’s Discussion and Analysis of Financial Condition and Results of Operations	49
Limited Partnership Agreement	51
Historical Information on Crude Oil
Fees and Expenses	53
The General Partner Has Conflicts of Interest	53
The General Partner’s Responsibility and Remedies	54
Liability and Indemnification	55
Provisions of Law	55
Unit Splits	56
Books and Records	56

Analysis of Critical Accounting Policies	56
Statements, Filings, and Reports	56
Fiscal Year	56
Governing Law; Consent To Delaware Jurisdiction	57
Legal Matters	57
Privacy Policy	57
Federal Income Tax Considerations	57
Backup Withholding	68
Other Tax Considerations	68
Report of the Independent Auditors
STATEMENT OF ADDITIONAL INFORMATION	69
Overview of Petroleum Industry	69
Overview of Crude Oil	69
Crude Oil Regulation	72
Index to Financial Statements	F-1
PART II	II-1
Item 13. Other Expenses of Issuance and Distribution	II-1
Item 14. Indemnification of Directors and Officers	II-1
Item 15. Recent Sales of Unregistered Securities	II-2
Item 16. Exhibits and Financial Statement Schedules	II-3
Item 17. Undertakings	II-3
SIGNATURES	II-5
EXHIBIT INDEX
      Until                     , 2005 (25 days after the date of this prospectus), all dealers effecting transactions in the offered units, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
Information You Should Know
      This prospectus contains information you should consider when making an investment decision about the units. You may rely on the information contained in this prospectus. Neither USOF nor its General Partner have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.
      The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus.
      You should rely only on the information contained in this prospectus or any applicable prospectus supplement and any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in or incorporated by reference in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.
      You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.
      We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

ii

Statement Regarding Forward-Looking Statements
      This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States (the “U.S.”), movements in the stock market, movements in the U.S. and foreign currencies, and movements in the commodities markets and indexes that track such movements, USOF’s operations, the General Partner’s plans and references to USOF’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the General Partner has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the General Partner’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What are the Risk Factors Involved With An Investment In USOF?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the General Partner anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USOF’s operations or the value of the units.
Where You Can Find More Information
      The General Partner has filed on behalf of USOF a registration statement on Form S-1 with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about USOF or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about USOF and the units can also be obtained from USOF’s website, which is                     . USOF’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. USOF is subject to the informational requirements of the Exchange Act and the General Partner and USOF will each, on behalf of USOF, file certain reports and other information with the SEC. The General Partner will file an updated prospectus annually for USOF pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.
Patent Application Pending
      A patent application directed to the creation and operation of the United States Oil Fund, LP is pending at the United States Patent and Trademark Office.

iii

Glossary of Defined Terms
      In this prospectus, each of the following terms have the meanings set forth after such term:
      Authorized Purchaser: A market maker that purchases or redeems creation baskets or redemption baskets, respectively, from or to USOF.
      Book Entry System: The Federal Reserve Treasury Book Entry System for United States and federal agency securities.
      CFTC: Commodities Futures Trading Commission, an independent agency with the mandate to regulate commodities futures and options in the United States.
      Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures or future options collectively.
      Commodity Pool Operator: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar for of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.
      Creation Basket: A block of 100,000 units used by USOF to issue units.
      DTC: The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the units.
      USOF: United States Oil Fund, LP.
      General Partner: Victoria Bay Asset Management, LLC, a Delaware limited liability company, which is expected to be registered as a Commodity Pool Operator, who controls the investments and other decisions of USOF.
      Investor: Beneficial owner of the units.
      IOPV: Indicative Optimized Portfolio Value. The IOPV is designed to give investors a sense of the value of Oil Futures Contracts.
      Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.
      LP Agreement: The First Amended and Restated Limited Partnership Agreement.
      Margin: The amount of equity required for an investment in Oil Futures Contracts.
      NASAA: North American Securities Administration Association, Inc.
      NAV: Net Asset Value of USOF.
      NSCC: National Securities Clearing Corporation.
      New York Mercantile Exchange: The primary exchange on which oil futures contracts are traded in the U.S. USOF expects to invest primarily in oil futures contracts, and particularly in oil futures contracts traded on the New York Mercantile Exchange. USOF expressly disclaims any association with the Exchange or endorsement of USOF by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.
      Near Month: The first month of those futures contracts listed by an exchange and is usually the most actively traded contract, but activity will move from this to the second month contract as the near month nears expiration (e.g. typically after the middle of the month).
      Oil Forward Contract: A supply contract between principals, not traded on an exchange, to buy or sell a specified quantity of light, sweet crude oil at or before a specified date at a specified price.

      Oil Futures Contract: A standardized contract traded on the New York Mercantile Exchange or other U.S. or foreign exchange that calls for the future delivery of a specified quantity at a specified time and place.
      Oil Interests: Oil Futures Contracts and Other Oil Interests.
      Other Oil Interests: Oil-related investments other than Oil Futures Contracts and includes options and over-the-counter contracts such as forward contracts, swap contracts, and spot contracts.
      Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.
      Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.
      Redemption Basket: A large block used by USOF to redeem units.
      SEC: Securities and Exchange Commission.
      Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.
      Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.
      Spot Price: The price of Cushing, Oklahoma West Texas Intermediary (WTI) light, sweet crude oil.
      Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.
      Tracking Error: Possibility that the daily NAV of USOF will not track the price of light, sweet crude oil.
      Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.
      Valuation Day: Any day as of which USOF calculates its NAV.
      You: The owner of units.

Prospectus Summary
      This is only a summary of the prospectus and, while it contains material information about USOF and its units, it does not contain or summarize all of the information about USOF and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in USOF?” beginning on page      , before making an investment decision about the units.
Overview of USOF
      United States Oil Fund, LP, a Delaware limited partnership (“USOF” or “Us” or We), is a commodity pool that issues units that may be purchased and sold on the American Stock Exchange. The investment objective of USOF is for the units’ net asset value (“NAV”) to reflect the performance of the spot price of light, sweet crude oil, less USOF’s expenses. The spot price we refer to is that of Cushing, Oklahoma West Texas Intermediary light, sweet crude oil.
      USOF invests in futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange and futures contracts for crude oil and/or other oil interests traded on other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil interests such as options on Oil Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil (collectively, “Other Oil Interests”). The general partner, Victoria Bay Asset Management, LLC (“General Partner”) which is in the process of registering as a commodity pool operator, is authorized by the LP Agreement to manage USOF. The General Partner is authorized by USOF in its sole judgment, to employ, establish the terms of employment for, and terminate commodities trading advisors or future commissions merchants.
      The General Partner will attempt to manage USOF’s investments so that USOF’s NAV will closely track the price of the Oil Futures Contracts and Other Oil Interests that USOF purchases. As a benchmark, the General Partner will endeavor to place USOF’s trades in Oil Futures Contracts and Other Oil Interests and otherwise manage USOF’s investments so that A will be within ±10 percent of B, where:

•	A is the average daily change in USOF’s NAV for any period of 30 successive Valuation Days (any day as of which USOF calculates its NAV), and

•	B is the average daily change in the price of Oil Futures Contracts over the same period. For purposes of this calculation only, “Oil Futures Contract” means the near-month futures contract for light, sweet crude oil that is traded on the New York Mercantile Exchange, except that on each Valuation Day within the two week period preceding a monthly expiration date, “Oil Futures Contract” means the second to nearest out futures contract for light, sweet crude oil.
      The General Partner believes that market arbitrage opportunities will cause USOF’s unit price on the American Stock Exchange to closely track USOF’s NAV and that the prices of futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange have historically closely tracked the spot price of light, sweet crude oil. The General Partner believes that the net effect of these expected interrelationships will be that the price of USOF’s units on the American Stock Exchange will closely track the spot price of a barrel of light, sweet crude oil, less USOF’s expenses.
      The General Partner employs a “neutral” investment strategy intended to track the price of light, sweet crude oil regardless of whether the price of oil goes up or goes down. USOF’s “neutral” investment objective is designed to permit investors generally to purchase and sell USOF’s units for the purpose of investing indirectly in oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their oil-related transactions. Accordingly, an investment in USOF involves the risk that the price of USOF’s units will not accurately track the price of light, sweet crude oil and, depending on the investment objective of an individual investor, the risks generally associated with investing in oil and/or the risks involved in hedging.

      USOF issues and redeems units only in blocks called Creation Baskets and Redemption Baskets, (collectively, “Baskets”) respectively. Units may also be purchased and sold in smaller increments on the American Stock Exchange. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, units of USOF can be purchased and sold at any time a secondary market is open.
      Note to Secondary Market Investors: The units can be purchased or redeemed directly from USOF only in Creation Baskets or Redemption Baskets, respectively. Each Creation Basket and Redemption Basket consists of 100,000 units and is expected to be worth several million dollars. Most individual investors, therefore, will not be able to purchase or redeem units directly from USOF. Some of the information contained in this prospectus, including information about buying and selling units directly from and to USOF is only relevant to Authorized Purchasers. Units are also listed and traded on the American Stock Exchange and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.
      Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near NAV.
      USOF was organized as a limited partnership (LP) under Delaware law on May 12, 2005. USOF is operated pursuant to an LP Agreement, which is included as Exhibit      . It is managed and controlled by the General Partner, Victoria Bay Asset Management, LLC. The General Partner is in the process of registering as a commodities pool operator (CPO) with the National Futures Association (NFA).
The Units
      The units are registered as securities under the Securities Act of 1933 (the “1933 Act”) and do not provide dividend rights or, conversion rights, and they are not sinking funds. The units may only be redeemed when aggregated in Redemption Baskets as discussed under “Creations and Redemptions” and limited partners have voting rights as discussed under “Who is the General Partner?” Cumulative voting is neither permitted nor required and there are no preemptive rights. As discussed in the LP Agreement, upon liquidation of USOF, its assets will be distributed to limited partners pro rata based upon the number of units held. Each limited partner shall receive his share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from partner to partner, as the General Partner in its sole discretion may decide.
      This a continuous offering under Rule 415 of the 1933 Act and it will terminate when all of the registered units have been sold. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 100,000 units. Under the plan of distribution, USOF does not require a minimum purchase amount for investors who purchase units from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or a similar account.
USOF’s Investments
      USOF invests in Oil Futures Contracts and Other Oil Interest. A brief description of the types of instruments in which USOF may invest is set forth below.

•	An oil futures contract is a standardized contract traded on futures exchanges that calls for the future delivery of a specified quantity of crude oil at a specified time and place.

•	A forward contract for oil is supply contract between principals, not traded on an exchange, to buy or sell a specified quantity of oil at or before a specified date at a specified price.

•	A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of oil, usually with a two-day settlement. Spot contracts are not uniform and are not exchange- traded.

•	An option on an oil futures contract, forward contract or oil on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or oil, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and oil on the spot market, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

•	A swap contract is an over-the-counter negotiated contract that generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.
      For convenience and unless otherwise specified, Oil Futures Contracts and Other Oil Interests collectively are referred to as “Oil Interests” in this prospectus.
      A more detailed description of Oil Interests and other aspects of the oil and oil interest markets can be found on page      .
      As noted, USOF expects to invest primarily in Oil Futures Contracts, and particularly in futures contracts for light, sweet crude oil traded on the New York Mercantile Exchange. USOF expressly disclaims any association with the Exchange or endorsement of USOF by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.
Principal Investment Risks of an Investment in USOF
      An investment in USOF involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page      .

•	Unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USOF generally does not expect to distribute cash to unitholders. You should not invest in USOF if you will need cash distributions from USOF to pay taxes on your share of income and gains of USOF, if any, or for any other reason.

•	There is the risk that the price of USOF’s units on the American Stock Exchange will not closely track the spot price of light, sweet crude oil. This could happen if the price of units traded on the Exchange does not correlate closely with USOF’s NAV; USOF’s NAV does not closely correlate with the price of Oil Interests; or the prices of Oil Interests purchased and sold by USOF do not closely correlate with the cash or spot price of light, sweet crude oil.

•	USOF seeks to have its NAV track the price of light, sweet crude oil rather than profit from speculative trading of Oil Interests. The General Partner will therefore endeavor to manage USOF’s positions in Oil Interests so that USOF’s assets are, unlike other commodities pools, not leveraged (i.e., the aggregate value of USOF’s investments in such Oil Interests does not exceed USOF’s assets). There is no assurance that the General Partner will successfully implement this investment strategy. If the General Partner permits USOF to become leveraged, you could lose all or substantially all of your investment if USOF’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the General Partner’s control and may not be anticipated by the General Partner.

•	Investors may choose to use USOF as a means of investing directly or indirectly in oil and there are risks involved in such investments. Among other things, the crude oil industry experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. Crude oil operations also are subject to various U.S. federal, state and local regulations that materially affect operations.

•	Investors, including those who participate in the oil industry, may choose to use USOF as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. The successful use of a hedging device depends on the ability of the investor to forecast correctly the direction and extent of market movements within a given time frame. To the extent market prices remain stable or such prices move in a direction opposite to that anticipated, the investor may realize a loss on the hedging transaction that is not offset by an increase in the value of its units.

•	USOF expects to invest primarily in Oil Futures Contracts, and particularly in oil futures contracts traded on the New York Mercantile Exchange. Representatives of the New York Mercantile Exchange have notified USOF of its belief that USOF is engaging in unauthorized use of such Exchange’s service marks. The Exchange has demanded that USOF cease all uses of the service marks of the Exchange.

While USOF disputes the Exchange’s positions described above, USOF is taking steps it believes are reasonably designed towards an amicable resolution with the New York Mercantile Exchange. Among other things, USOF is engaged in discussions with the New York Mercantile Exchange regarding these assertions, including a possible licensing agreement with respect to the use of the Exchange’s marks. Additionally, as noted on page      of this Prospectus USOF expressly disclaims any association with the Exchange or endorsement of USOF by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

At this time, USOF is unable to determine what the outcome from this matter will be. If the resolution or lack of resolution of this matter results in a material restriction on USOF’s ability to invest in Oil Futures Contracts traded on the New York Mercantile Exchange, USOF may not be able to achieve its investment objective.

•	As noted, the General Partner expects to invest primarily in Oil Futures Contracts and particularly in Oil Futures Contracts that are traded in the U.S. on the New York Mercantile Exchange. However, a portion of USOF’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USOF to credit risk. Trading in non-U.S. markets also leaves USOF susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•	USOF pays fees and expenses that are incurred regardless of whether it is profitable.

•	You will have no rights to participate in the management of USOF and will have to rely on the duties and judgment of the General Partner to manage USOF.

•	The structure and operation of USOF may involve conflicts of interest. For example, a conflict may arise because the General Partner and its principal and affiliates may trade for themselves. In addition, the General Partner has sole current authority to manage the investments and operations, which may create a conflict with the unitholders’ best interests. In addition, other conflicts may exit with extent to service providers against the Registrant, which may take positions in or trade units for themselves in futures or other markets that may be detrimental to unitholders.

•	USOF is new and has no operating history. Therefore, there is no performance history of this fund to serve as a basis for you to evaluate an investment in it.

      For additional risks, see “What are the Risk Factors Involved with an Investment in USOF?”

Principal Offices of USOF and the General Partner
      USOF’s principal office is located at 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502. The principal telephone number is 1.510.522.3336. The General Partner’s principal office is also located at 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502.
Financial Condition USOF
      As of the opening of business on                     , 2005, the NAV of USOF was $          and the NAV per unit was $           .
Breakeven Analysis
      The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $50 initial investment in a single unit to equal the amount invested twelve months after the investment was made. The breakeven analysis is an approximation only.

Units

Assumed initial selling price per unit	$50
Management Fee (0.50%)*	$0.25
Creation Basket Fee	$(.01)
Estimated Brokerage Fee (0.50%)**	$0.25
Interest Income (3.0%)***	$(1.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit****	$(1.01)
Percentage of initial selling price per unit	2.0%

*	USOF is contractually obligated to pay the General Partner a management fee based on daily net assets and paid monthly of 0.50% per annum on average net assets of $1,000,000,000 or less. For purposes of this example we assumed that the average net assets are $1,000,000,000 or less. If the average net assets were greater than $100,000,000 then the management fee would be 0.20% and the break-even amount would be lower.

**	Brokerage fees are only estimates.

***	USOF will earn interest on Treasuries. The interest rate is estimated to be 3.0% per year.

****	This refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to breakeven.

The Offering

Offering	USOF is offering Creation Baskets consisting of 100,000 units through its Marketing Agent, to Authorized Purchasers. The Initial Authorized Purchaser will purchase the initial Creation Basket of 100,000 units at an initial offering price per unit equal to the closing price of near-month oil futures contracts for light, sweet crude oil as listed on the New York Mercantile Exchange on the first business day prior to the effective date.

Use of Proceeds	The General Partner will initially apply all of USOF’s assets toward trading in Oil Interests and cash reserves. The General Partner expects to deposit substantially all of USOF’s net assets with the futures commission merchant or other custodian for trading. USOF uses only obligations of the U.S. government with remaining maturities of two years or less (“Treasuries”) to satisfy margin requirements. The General Partner expects that all entities that will hold or trade USOF’s assets will be based in the United States and will be subject to United States regulations. The General Partner believes that 5% to 10% of USOF’s assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for USOF’s benefit.

American Stock Exchange Symbol	[Insert]

Creation and Redemption	Authorized Purchasers will pay a $1,000 fee for the creation of Creation Baskets. The Authorized Purchasers is not required to sell any specific number or dollar amount of units. The per unit price of units offered in subsequent Creation Baskets on any subsequent day will be the total NAV of USOF calculated on that day divided by the number of issued and outstanding units. The General Partner may, at any time, in its sole discretion, require any unit holder to withdraw entirely from the partnership or to withdraw a portion of his partner capital account, by giving not less than fifteen (15) days’ advance written notice to the unitholder thus designated. The unitholder shall withdraw from the partnership or withdraw that portion of his partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner.

Net Asset Value	The NAV is calculated as follows: (1) taking the current market value of its total assets, (2) subtracting any liabilities, and (3) dividing that amount by the total number of units issued and outstanding. Under USOF’s current operational procedures, the Administrator calculates the NAV of USOF’s units after the close of the New York Mercantile Exchange each day. The American Stock Exchange currently calculates an approximate net asset value every 15 seconds throughout each day USOF’s units are traded on the American Stock Exchange for as long as the New York Mercantile Exchange’s main pricing mechanism is open.

Fund Expenses	USOF will pay a management fee to the General Partner and brokerage fees for Oil Interests and Treasuries.

Termination Events	USOF shall continue in effect from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events: the death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of a General Partner who is the sole remaining General Partner, unless a majority in interest of limited partners within ninety (90) days after such event elects to continue the partnership and appoints a successor general partner; or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. Upon termination of the partnership, the affairs of the partnership shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the partnership shall then be determined by the General Partner. Thereupon, the assets of the Partnership shall be distributed to the Partners in accordance pro rata in accordance with their units.

Authorized Purchasers	We expect the Initial Authorized Purchaser to be [insert name of authorized purchaser]. We expect subsequent Authorized Purchasers to be market makers that purchase or redeem Creation Baskets or Redemption Baskets, respectively, from or to USOF.

Clearance and Settlement	[INSERT]

What Are the Risk Factors Involved with an Investment in USOF?
      You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including USOF’s financial statements and the related notes.
Risks Associated With Investing Directly or Indirectly in Oil
      The value of the units are designed to mirror as closely as possible the performance of the spot price of light, sweet crude oil, and the value of the units relates directly to the value of the Oil Futures Contracts and Other Oil Interests held by USOF, less USOF’s liabilities (including estimated accrued but unpaid expenses). There have been periods historically when the price of oil has fluctuated widely and current uncertainties in the world oil markets will likely drive continued fluctuation. Crude oil drilling and production activities are subject to numerous risks. These risks include the following:

•	that no commercially productive crude oil or natural gas reservoirs will be found;

•	that crude oil and natural gas drilling and production activities may be shortened, delayed or canceled;

•	that the ability to of an oil producer to develop, produce and market reserves may be limited by:

•	title problems,

•	political conflicts, including war,

•	weather conditions,

•	compliance with governmental requirements,

•	refinery capacity, and

•	mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment;

•	decisions of the cartel of oil producing countries (e.g., OPEC, the Organization of the Petroleum Exporting Countries), to produce more or less oil;

•	increases in oil production due to price rises that may make it more economical to extract oil from additional sources and may later temper further oil price increases;

•	economic activity of users, as the oil consumption of certain economies increases (e.g., China, India) and as economies contract (in a recession or depression), oil demand and prices fall.

      The crude oil industry experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases.
      Crude oil operations also are subject to various U.S. federal, state and local regulations that materially affect operations. Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of crude oil and natural gas, these agencies have restricted the rates of flow of crude oil and natural gas wells below actual production capacity. Federal, state, and local laws regulate production, handling, storage, transportation and disposal of crude oil and natural gas, by-products from crud oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations.

The units may trade at a price that is at, above or below the NAV per unit.
      While it is expected that the trading prices of units will fluctuate in accordance with changes in USOF’s NAV, the prices of units may also be influenced by other factors, including the supply and demand for oil and the units. There is no guarantee that the units will not trade at appreciable discounts from, and/or premiums to, USOF’s NAV.

USOF’s NAV may not correlate with the price of the Oil Futures Contracts and Other Oil Interests in which USOF invests.
      The General Partner will endeavor to invest USOF’s assets as fully as possible in short-term Oil Futures Contracts and Other Oil Interests so that a unit’s NAV will correlate with the current spot price of light sweet crude oil on the spot market. However, there is a risk that USOF’s NAV will not closely correlate with this spot price. If this correlation does not exist, then USOF may not be able to achieve its investment objective.

Oil Futures Contracts and Other Oil Interests held by USOF may not correlate with the price of light, sweet, crude oil.
      When using Oil Futures Contracts and Other Oil Interests as a strategy to track the spot price of light, sweet crude oil on the spot market, at best the correlation between changes in prices of such oil interests and the spot price can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative oil market, supply of and demand for such Oil Interests and technical influences in oil futures trading. In addition, because USOF incurs certain expenses in connection with its investment activities, holds most of its assets in more liquid short-term securities for liquidity purposes and for redemptions that may be necessary on an ongoing basis, the General Partner will not be able to fully invest USOF’s assets in Oil Futures Contracts or Other Oil Interests and there cannot be perfect correlation between USOF’s NAV and such Oil Interests. The General Partner will endeavor to place USOF’s trades in Oil Interests and otherwise manage USOF’s investments so that the average daily change in USOF’s NAV will correlate closely with the average daily change in the price of certain short-term Oil Futures Contracts. There is no guarantee that this investment strategy will be successful, or that even if the strategy is successful, the price of USOF’s units will accurately and consistently track the underlying price of light, sweet crude oil.

Only a portion of USOF’s assets will normally be required as margin for the Oil Futures Contracts and Other Oil Interests in which USOF invests. Part or all of the remaining assets of USOF will be invested in short-term Treasuries. There may be a gain or loss on purchases and sales of the Treasuries.
      When USOF purchases an Oil Futures Contract or Other Oil Interest, USOF is required to deposit with the selling Futures Commodity Merchant (“FCM”) on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the oil interests at maturity. This deposit is known as “variation margin.” USOF invests the remainder of its assets equal to the difference between the deposit margin and the value of the futures contract in and other obligations of Treasuries. The value of Treasuries generally moves inversely with movements in interest rates. If USOF is required to sell Treasuries at a price lower than the price at which they were acquired, USOF will experience a loss. This loss may adversely impact the price of the units and may decrease the correlation between the price of the units, the price of USOF’s Oil Futures Contracts and Other Oil Interests, and the price of light, sweet crude oil.

Certain of USOF’s investments could be illiquid.
      USOF may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its oil production or exports, or in another major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

      Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, USOF does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead will rely only on the Treasuries and cash that it holds. The large value of the positions in certain investments, e.g., Oil Futures Contracts, or in negotiated over the counter contracts that the General Partner will acquire or enter into for USOF increases the risk of illiquidity. Such positions may be more difficult to liquidate at favorable prices and there is an additional risk that losses may be incurred during the period in which positions are being liquidated.

The changing nature of the hedgers and speculators in the oil market will influence whether futures prices are above or below the expected future spot price.
      In order to induce speculators to take the corresponding long side of the same futures contract, oil producers must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominate hedgers in the futures market are the purchasers of the oil who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of oil. This can have significant implications for USOF when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the nature of hedgers and speculators in futures markets has shifted such that oil purchasers are the predominate hedgers in the market, USOF might reinvest at higher futures prices or choose Other Oil Interests.

There are costs of physical storage associated with purchasing oil.
      It is not the current it intention of USOF to invest in oil; however, storage costs associated with purchasing oil could impact the value of Oil Futures Contracts or Other Oil Interests. Storage costs include the time value of money invested in oil as a physical commodity plus the actual costs of storing the oil less any benefits from ownership of oil that are not obtained by the holder of a futures contract. To the extent that these storage costs change for oil while USOF holds Oil Futures Contracts or Other Oil Interests, the value of the Oil Futures Contracts or Other Oil Interests, and therefore USOF’s NAV, may change as well. In general, Oil Futures Contracts have a one-month delay for contract delivery and the back months includes storage costs. Furthermore, futures contracts are not required to be cash settled so it is possible for USOF to take delivery. USOF could also take delivery of oil if it were required to meet its investment objectives. In addition to the above-mentioned costs, storing oil involves risks including environmental liability and the risk of loss from fire or other disasters.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USOF.
      The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USOF is impossible to predict, but could be substantial and adverse.

There are risks involved with investing in USOF for purposes of hedging edge against the risk of loss.
      While USOF will not engage in hedging strategies, participants in the oil or other industries may use USOF as a vehicle to hedge the risk of losses in their oil-related transactions. There are several risks in connection with the using USOF as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. The successful use of a hedging device depends on the ability of the investor to forecast correctly the direction and extent of market movements within a given time frame. To the extent market prices remain stable or such prices move in a direction opposite to that anticipated, the investor may realize a loss or the hedging transaction that is not offset by an increase in the value of the underlying item being hedged (e.g., oil products held, or a decrease in cost, e.g., a decrease in the price of WTI oil or energy products).
      In addition, when using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for oil products, technical influences in futures trading, and differences between anticipated energy costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.
      In addition, using an investment in USOF as a hedge for changes in energy costs (e.g., investing in oil, gasoline, or other fuels, or electricity) may not correlate because changes in the spot price of oil may vary from changes in energy costs because the spot price of oil does not reflect the refining, transportation, and other costs that may impact the hedger’s e energy costs.

An investment in USOF may not diversify an overall portfolio.
      Historically, Oil Futures Contracts and Other Oil Interests have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USOF’s performance were to move in the same general direction as the financial markets, you will obtain little or no diversification benefits from an investment in the units. In such a case, USOF may have no gains to offset your losses from other investments, and you may suffer losses on your investment in USOF at the same time you incur losses with respect to other asset classes.
      Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on oil prices and oil-linked instruments, including Oil Futures Contracts and Other Oil Interests, than on traditional securities. These additional variables may create additional investment risks that subject USOF’s investments to greater volatility than investments in traditional securities.
      Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is [no/little] historic evidence that the spot price of oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USOF cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.
USOF’s Operating Risks

USOF is not a regulated investment company.
      USOF is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

USOF has no operating history.
      USOF is new and has no operating history. Therefore, there is no performance history of this fund to serve as a basis for you to evaluate an investment in it. Mr. Nicholas Gerber has only limited past experience operating a commodity pool (discussed below). Neither the General Partner nor Mr. John Love nor Mr. John Hyland (each are also discussed below) has ever operated a commodity pool.

USOF is leanly staffed and relies heavily on its key personnel to manage its trading activities.
      In managing and directing the day-to-day activities and affairs of USOF, the General Partner relies heavily on Mr. Nicholas Gerber, Mr. John Love, and Mr. John Hyland. The General Partner is leanly staffed, so if Mr. Gerber, Mr. Love or Mr. Hyland were to leave or be unable to carry out his present responsibilities, it may have an adverse effect on the management of USOF. Furthermore, Mr. Gerber and Mr. Love are currently employed by Ameristock Corporation.

There are position limits and the potential of tracking error.
      Exchanges may have position limits. For example the New York Mercantile Exchange will only allow any one investor to own a net 20,000 contracts for all months. In addition, the New York Mercantile Exchange will only allow only 1,300 contracts to be held in the near month 3 days before expiration by any one investor. This could potentially cause a tracking error if USOF gets large. On September 29, 2005, the price of November near month Oil Futures Contract traded on the New York Mercantile Exchange was $66.79.

There are technical and fundamental risks inherent in the trading system the General Partner intends to employ.
      The General Partner’s trading system is quantitative in nature and it is possible that the General Partner might make a mathematical error. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

USOF may have a conflict of interest.
      USOF may have an inherent conflict in that attempts to attain profitability may not always be consistent with its objective of tracking the spot price of light, sweet crude oil.

You will not participate in the management of USOF.
      You will have limited voting rights with respect to USOF’s affairs, and you will not be permitted to participate in the management or control of USOF or the conduct of its business. You must therefore rely upon the duties and judgment of the General Partner to manage USOF’s affairs.

Increases in assets under management may affect trading decisions.
      In general, the General Partner does not intend to limit the amount of assets of USOF that it may manage. The more assets the General Partner manages, the more difficult it may be for it to trade profitably because of the difficulty of trading large positions without adversely affecting prices and performance and of managing risk associated with larger positions.

USOF could terminate before you achieve your investment objective.
      The General Partner may in its sole discretion, terminate USOF at any time, regardless of whether USOF has incurred losses, without giving you prior notice. In particular, unforeseen circumstances, including substantial losses, withdrawal of USOF’s General Partner or suspension or revocation of the General Partner’s registrations with the CFTC or memberships in the NFA could cause USOF to terminate. However, no level of losses will require the General Partner to terminate USOF. USOF’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

Unitholders have limited voting rights and do not control the General Partner.
      Unlike the holder of capital stock in a corporation unitholders have limited voting rights on matters affecting our business. The General Partner, whose directors our unitholders do not elect, manages our activities. Our unitholders will have no right to elect our General Partner on an annual or any other continuing basis. If our General Partner voluntarily withdraws, however, the holders of a majority of our outstanding limited partner interests (excluding for purposes of such determination interests owned by the withdrawing General Partner and its affiliates) may elect its successor.
      Our General Partner may not be removed as our General Partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of our outstanding limited partner interests (excluding limited partner interests owned by our General Partner and its affiliates), subject to the satisfaction of certain conditions. Any removal of our General Partner is not effective until the holders of a majority of our outstanding limited partner interests approve a successor general partner. Before the holders of outstanding limited partner interests may remove our General Partner, they must receive an opinion of counsel that:

•	such action will not result in the loss of limited liability of any limited partner or of any member of any of our subsidiaries or cause us or any of our subsidiaries to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes; and

•	all required consents by any regulatory authorities have been obtained.

Unitholders may not have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.
      In some states, the limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established. To the extent we conduct business in one of those states, a unitholder might be held liable for our obligations as if it was a general partner if:

•	a court or government agency determined that we had not complied with that state’s partnership statute; or

•	our unitholders’ rights to act together to remove or replace our General Partner or take other actions under the LP Agreement were to constitute “control” of our business under that state’s partnership statute.

      A unitholder will not be liable for assessments in addition to its initial capital investment in any of our capital securities representing limited partnership interest. However, a unitholder may be required to repay to us any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, we may not make a distribution to unitholders if the distribution causes our liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of our assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

USOF’s existing units are, and potentially any limited partner interests USOF issues in the future will be, subject to restrictions on transfer.
      All purchasers of USOF’s existing units, and potentially any purchasers of limited partner interests USOF issues in the future, who wish to become holders of record and receive cash distributions must deliver an executed transfer applications in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by the LP Agreement and is eligible to purchase USOF’s securities. A person purchasing USOF’s existing units, or possibly limited partner interests USOF issues in the future, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Further, the General Partner may request each recordholder to furnish certain information, including that holder’s nationality, citizenship or other related status. An investor who is not a U.S. resident may not be eligible to become a record holder or one of USOF’s limited partners if that investor’s ownership would subject USOF to the risk of cancellation or forfeiture of any of USOF’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if the General Partner determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of USOF’s limited partners, the General Partner may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and USOF will have the right to redeem those securities held by the record holder.

USOF does not expect to make cash distributions.
      In order to effectuate a “neutral” investment strategy and attempt to have USOF’s NAV track the price of light, sweet crude oil, the General Partner intends to re-invest any realized gains in additional Oil Interests rather than distributing cash to unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USOF generally does not expect to distribute cash to unitholders. You should not invest in USOF if you will need cash distributions from USOF to pay taxes on your share of income and gains of USOF, if any or for any other reason.

USOF pays fees and expenses regardless of profitability.
      USOF pays brokerage charges, over-the-counter dealer spreads, management fees, and extraordinary expenses (i.e. expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation), in all cases regardless of whether USOF’s activities are profitable. Accordingly, USOF must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

USOF may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.
      The clearing arrangements between the clearing brokers and USOF generally are terminable by the clearing brokers once the clearing broker has given USOF notice. Upon termination, the General Partner may be required to renegotiate or make other arrangements for obtaining similar services if USOF intends to continue trading in Oil Futures Contracts or other oil interest contracts at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

Investors who are not Authorized Purchasers will not be able to review USOF’s holdings on a daily basis.
      Authorized purchasers will be able to review USOF’s holdings on a daily basis, but USOF’s trading results will be reported to other investors on a quarterly and monthly basis.

USOF does not employ trading advisors.
      USOF does not employ trading advisors; however, it reserves the right to employ them in the future. The only advisor to USOF is the General Partner. A lack of trading advisors may be disadvantageous to USOF because it may not receive the benefit of the trading advisors’ expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of USOF.
      If a substantial number of requests for redemption of Redemption Baskets are received by USOF during a relatively short period of time, USOF may not be able to satisfy the requests from USOF assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USOF’s trading positions before the time that the trading strategies could otherwise dictate liquidation.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of USOF’s assets.
      Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USOF, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. USOF also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.
      From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USOF’s trades.

Third parties may infringe or otherwise violate intellectual property rights or assert that the General Partner has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.
      Third parties may obtain USOF’s intellectual property or technology, including its trading program software, without permission. Any unauthorized use of USOF’s proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. USOF may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of the General Partner or claim that the General Partner has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the General Partner may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the General Partner is successful and regardless of the merits, may result in significant costs, divert its resources from USOF, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of USOF depends on the ability of the General Partner to accurately implement trading systems, and any failure to do so could subject USOF to losses on such transactions.
      Certain computerized trading systems rely on the General Partner to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, USOF relies on the General Partner to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of the systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the systems and executing USOF’s transactions could impair its ability to achieve USOF’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

USOF may experience substantial losses on transactions if the computers or communications systems fail.
      USOF’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disasters or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the General Partner uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the General Partner’s and USOF’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications system are not upgraded, USOF’s financial condition could be harmed.
      The development of complex communications and new technologies may render the existing computer and communication systems supporting USOF’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the General Partner will need to make corresponding upgrades to continue effectively trading activities. USOF’s future success will depend on USOF’s ability to respond to changing technologies on a timely and cost-effective basis.

USOF depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.
      USOF depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the General Partner uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the General Partner’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce USOF’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the General Partner to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms may make it difficult or impossible for the General Partner to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the General Partner to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt USOF’s trading activity and materially affect USOF’s profitability.
      The operations of USOF, the exchanges, brokers and counterparties with which USOF does business, and the markets in which USOF does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The terror attacks of September 11, 2001, the war in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.
Risk of Leverage and Volatility

Commodity pools are subject to leverage risks.
      Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire face value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool. While the

General Partner does not currently intend to leverage USOF’s assets, it is not prohibited from doing so under the LP Agreement or otherwise. If the General Partner permits USOF to become leveraged, you could lose all or substantially all of your investment if USOF’s trading positions suddenly turn unprofitable.

Commodity pools are subject to volatility risks.
      Movements in price may be the result of factors outside of the General Partner’s control and may not be anticipated by the General Partner. For example, price movements for barrels of oil are influenced by, among other things:

•	changes in interest rates;

•	actions by the Organization of the Petroleum Exporting Countries (OPEC);

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships, including but not limited to increased demand by other countries such as China;

•	changes in balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events; and

•	changes in philosophies and emotions of market participants.

Counterparty Risk

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.
      A portion of USOF’s assets may be used to trade over-the-counter oil interest contracts, such as forward contracts or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by USOF. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose USOF in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.
      USOF also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USOF, in which case USOF could suffer significant losses on these contracts.

USOF will be subject to credit risk with respect to counterparties to financial instruments contracts entered into by USOF or held by special purpose or structured vehicles.
      If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USOF may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. USOF may obtain only limited recovery or may obtain no recovery in such circumstances. USOF typically enters into transactions with counterparties whose credit rating is at least investment grade, as determined by a nationally recognized statistical rating organization, or if unrated, judged by the General Partner to be of comparable credit quality.
Risk of Trading in International Markets

Trading in international markets would expose USOF to credit and regulatory risk.
      The General Partner expects to invest primarily in Oil Futures Contracts and particularly in Oil Futures Contracts that are traded in the U.S. on the New York Mercantile Exchange. However, a portion of USOF’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, National Futures Association (“NFA”), or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign hoard of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as USOF, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, USOF has less legal and regulatory protection than it does when it trades domestically.
      In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USOF to credit risk. Trading in non-U.S. markets also leaves USOF susceptible to swings in the value of the local currency against the U.S. dollar. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject USOF to foreign exchange risk.
      The price of any non-U.S. futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to USOF even if the contract traded is profitable.

USOF’s international trading would expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.
      Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, USOF may not have the same access to certain positions on foreign trading exchanges as do’local traders, and the historical market data on which General Partner bases his strategies may not be as reliable or accessible as it is in the United States.
Tax Risk

The General Partner does not currently intend to distribute cash.
      Cash is distributed at the sole discretion of the General Partner, and the General Partner does not currently intend to distribute cash. You nevertheless will be taxed on your share of taxable income and gain each year, regardless of whether you redeem any units or receive any cash distributions from USOF. Your share of such income or gain may not be the same as your share of USOF’s profit for the year.

There is the possibility of a tax audit.
      Any adjustments resulting from an audit of USOF may require each unitholder to file an amended tax return and to pay additional taxes plus deficiency interest (which is not deductible by noncorporate taxpayers) and might result in an audit of a unitholder’s return. Any audit of a unitholder’s return could result in adjustments to income and deductions allocated to it by USOF for income tax purposes, as well as adjustments to other income and deductions of the unitholder.

Non-U.S. investors may face currency risk and local tax consequences.
      Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may reduce the value of their investment. Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in USOF. Non-U.S. investors may also be subject to special redemption provisions if they fail to furnish us (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

We have not received a ruling or assurances from the IRS with respect to our classification as a partnership.
      USOF has not requested any ruling from the Internal Revenue Service (IRS) with respect to its classification as a partnership for federal income tax purposes. Accordingly, the IRS may propose positions that differ from the conclusions expressed by USOF. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of those conclusions, and some or all of those conclusions ultimately may not be sustained. The limited partners and the General Partner will bear, directly or indirectly, the costs of any contest with the IRS.

Our tax treatment depends on our partnership status and if the IRS treats us as a corporation for tax purposes, it would adversely affect distributions to our (unitholders and our ability to make payments on our debt securities.
      Based upon the continued accuracy of the representations of the General Partner, USOF believes that under current law and regulations it will continue to be classified a partnership for federal income tax purposes. However, as stated above, USOF has not requested, and will not request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge our federal income tax status, such a challenge could result in (i) an audit of each unitholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of units or other limited partner interests. In addition, each unitholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.
      If USOF were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its tax return rather than being passed through (proportionately) to unitholders, and its net income would be taxed at corporate rates. In addition, some or all of the distributions made to unitholders (the General Partner does not currently intend to distribute cash) would be treated as dividend income and would be reduced as a result of the federal, state and local taxes paid by USOF.
Legal Risks

Representatives of the New York Mercantile Exchange have notified USOF of its belief that USOF is engaging in unauthorized use of such Exchange’s service marks.
      USOF expects to invest primarily in Oil Futures Contracts, and particularly in Oil Futures Contracts traded on the New York Mercantile Exchange. Representative of the New York Mercantile Exchange have notified USOF of its belief that USOF is engaging in unauthorized use of such Exchange’s service marks. The Exchange has claimed that USOF’s use of the marks will cause confusion as to USOF’s source, origin, sponsorship or approval, and constitute infringement of the Exchange’s trademark rights and unfair competition and dilution of the Exchange’s marks.
      While USOF disputes the Exchange’s positions described above. USOF is taking steps it believes are reasonably designed towards an amicable resolution with the New York Mercantile Exchange. Among other things, USOF is engaged in discussions with the New York Mercantile Exchange regarding these assertions, including a possible licensing agreement with respect to the use of the Exchange’s marks. Additionally, as noted on page      of this Prospectus, USOF expressly disclaims any association with the Exchange or endorsement of USOF by the Exchange and acknowledges that “NYMEX” and New York Mercantile Exchange” are registered trademarks of such Exchange.
      At this time, USOF is unable determine what the outcome from this matter will be. It the resolution or lack of resolution of this matter results in a material restriction on USOF’s ability to invest in Oil Futures Contracts traded on the New York Mercantile Exchange, USOF may not be able to achieve its investment objective.
THE OFFERING
What is USOF?
      USOF is a Delaware Limited Partnership (LP) organized on May 12, 2005. USOF maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USOF is a commodity pool. It operates pursuant to the terms of the LP Agreement attached as Exhibit                     , which grants full management control to the General Partner.
Who is the General Partner?
      Our sole General Partner is Victoria Bay Asset Management, LLC (formerly Standard Asset Management, LLC), a single member limited liability company that was formed in the state of Delaware on May 10, 2005 and changed its name on June 10, 2005. It maintains its main business office at 1320 Harbor Bay Parkway Suite 145 Alameda, California 94502. The General Partner is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation. Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that also owns an insurance company organized under Bermuda law. The General Partner became a member of the National Futures Association (“NFA”) and registered with the CFTC in [October], 2005. The General Partner’s registration as a commodity pool operator (CPO) with the NFA is in process.
      The General Partner is required to accept the credit risk for USOF to the futures commission merchant, oversee the purchases and sale of USOF’s units by certain authorized purchasers, review daily positions and margin requirements of USOF, and manage USOF’s investments. The General Partner also pays the future commission merchant’s charges on behalf of USOF, and pays the continuing service fees to the marketing agents for communicating with investors. The General Partner may be removed with or without cause if such removal is approved by a vote of 66 2/3% of the outstanding vote units.
      The business and affairs of our General Partner are managed by a board of directors, and will be comprised of four management directors who are also the executive officers and three independent directors who make up the audit committee and meet the independent director requirements established by the American Stock Exchange and the Sarbanes-Oxley Act of 2002. Through its board of directors, the General Partner manages the day-to-day operations.
      Mr. Nicholas Gerber has been the President and CEO of the General Partner since June 9, 2005 and a Management Director since May 10, 2005. He maintains his main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. Mr. Gerber will act as a Portfolio Manager for USOF. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. Mr. Gerber is the founder of Ameristock Corporation, a California-based Registered Investment Adviser (RIA) that has been sponsoring and providing portfolio management services to mutual funds since 1995. Since 1995, Mr. Gerber has been the portfolio manager of the Ameristock Mutual Fund, a registered mutual fund focused on large cap US equities that currently has over $1 billion in assets. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Prior to managing Ameristock Mutual Fund Inc., Mr. Gerber served as a portfolio manager with Bank of America Capital Management. While there he was responsible for the daily stewardship of four funds with a combined value in excess of $240 million. At Bank of America Capital Management, Mr. Gerber worked extensively in the development and managing of mutual funds and institutional accounts that were designed to track assorted equity market indices such as the Standard & Poor’s 500 and the Standard & Poor’s Midcap 400. Before joining Bank of America, he was Managing Director and founder of the Marc Stevens Futures Index Fund, a fund that combined the use of commodity futures with equity stock index futures. The futures index fund was ultimately purchased by Newport Commodities. Mr. Gerber’s two decades of experience in institutional investment include a period of employment as a floor trader on the New York Futures Exchange. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 43 years old.
      Andrew F. Ngim has been a Management Director of the General Partner since May 10, 2005 and Treasurer of the General Partner since June 9, 2005. He received a Bachelor of Arts from the University of California at Berkeley in 1987. Mr. Ngim has been the Managing Director of Ameristock Corporation since 1999. He was the Co-Portfolio Manager of the Ameristock Large Company Growth Fund from December 2000 to June 2002 and Benefits Consultant with PriceWaterhouseCoopers from 1994 to 1999. Mr. Ngim is 45 years old.
      Howard Mah has been a Management Director of the General Partner since May 10, 2005 and Secretary of the General Partner since June 9, 2005. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He has been the Compliance Officer of Ameristock Corporation since 2001; tax & finance consultant in private practice since 1995, Secretary of Ameristock Mutual Fund since 1995 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund since 2004 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 41 years old.
      Robert L. Nguyen has been a Management Director of the General Partner since May 10, 2005. He received a Bachelor of Science from California State University Sacramento in 1981. Mr. Nguyen has been the Managing Principal of Ameristock Corporation since 2000. He was Co-Portfolio Manager of the Ameristock Large Company Growth Fund from December 2000 to June 2002 and Institutional Specialist with Charles Schwab & Company Inc. from 1995 to 1999. Mr. Nguyen is 45 years old.
      Peter M. Robinson has been an Independent Director of the General Partner since September 30, 2005. Mr. Robinson has been employed with the Hoover Institution since 1993. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson spent six years in the White House, serving from 1982 to 1983 as chief speechwriter to Vice President George Bush and from 1983 to 1988 as special assistant and speechwriter to President Ronald Reagan. After the White House, Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson then spent a year in New York City with Fox Television. He spent a second year in Washington, D.C., with the Securities and Exchange Commission, where he served as the director of the Office of Public Affairs, Policy Evaluation, and Research. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 48 years old.
      Gordon L. Ellis has been an Independent Director of the General Partner since September 30, 2005. Mr. Ellis has been Chairman of International Absorbents, Inc. since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis is also a director of Absorption Corp., International Absorbents, Inc’s wholly-owned subsidiary. Mr. Ellis is a director/trustee of Polymer Solutions, Inc., a former publicly-held company that sold all of its assets effective as of February 3, 2004 and is currently winding down its operations and liquidating following such sale. Mr. Robinson is 58 years old.

      Malcolm R. Fobes III has been an Independent Director of the General Partner since September 30, 2005. Mr. Fobes manages the investment program of the Berkshire Focus Fund. He is primarily responsible for the day-to-day management of the Berkshire Focus Fund’s portfolio. Mr. Fobes founded the Berkshire Focus Fund’s investment adviser, Berkshire Capital Holdings, Inc., in 1993, where he has been responsible for directing the company’s investment programs in both public and private companies located in the Silicon Valley. Prior to forming Berkshire Capital, Mr. Fobes was employed by various technology-related companies, including Adobe Systems, Inc., a leading provider of digital publishing and imaging software technologies. Mr. Fobes holds a B.S. degree in Finance and Economics from San Jose State University in California. Mr. Fobes is 41 years old.
      Mr. John Love will act as the Operations Manager for USOF. Mr. Love serves as the operations manager of Ameristock Corporation, where he is responsible for marketing the Ameristock Mutual Fund. Prior to joining Ameristock Corporation, Mr. Love was the project manager for TouchVision Interactive where he provided leadership to project teams while assisting with business and process development. Before joining TouchVision Interactive, Mr. Love was the managing director of Jamison/ Gold (Keane Inc.) where he provided leadership to all departments including operations, production, technology, sales, marketing, administration, recruiting, and finance. Mr. Love’s experience also includes leading a group of multimedia producers who controlled web and kiosk projects from pre-contract to deployment. He holds a BFA in cinema-television from the University of Southern California. Mr. Love does not have any experience operating a commodity pool. Mr. Love is 34 years old.
      Mr. John T. Hyland, CFA will act as a Portfolio Manager and as the Director of Portfolio Research for USOF. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. He is currently a principal at Towerhouse Capital Management, LLC, a firm that provides portfolio management and new fund development expertise to non-US institutional investors. Prior to founding Towerhouse in 2003, Mr. Hyland was the Director of Global Property Securities Research for Roulac International, where he worked on the development of a hedge fund focused on global real estate stocks. From 1996 through 2001, Mr. Hyland was the Director of Securities Research and Portfolio Manager for the capital markets division of CB Richard Ellis, a global commercial real estate services firm. His division provided portfolio management of equities as an advisor or sub-advisor for mutual funds and separate accounts focused on real estate investment trusts. In addition, his group conducted research in the area of structured commercial real estate debt (including Commercial Mortgage-Back Securities, or “CMBS”), and lead the creation of one of the earliest re-securitizations of multiple CMBS pool tranches into a Collateralized Debt Obligation (“CDO”) vehicle. In the ten years prior to working at CB Richard Ellis, Mr. Hyland had worked as a portfolio manager or financial representative for several other investment firms and mutual funds. Mr. Hyland received his Chartered Financial Analyst (“CFA”) designation in 1994. From 1993 until 2003, Mr. Hyland was on the Board of Directors of the Security Analysts of San Francisco (SASF), a not-for-profit organization of investment management professionals. He served as the president of the SASF from 2001-2002. Mr. Hyland is a member of the CFA Institute (formerly AIMR). He serves as an arbitrator for the National Association of Securities Dealers (“NASD”), as part of their dispute resolution program. He is a graduate of the University of California, Berkeley and received a BA in political science/international relations in 1982. Mr. Hyland is 46 years old.
      Ms. Kathryn D. Rooney will act as a Marketing Manager for USOF. Her primary responsibilities will include soliciting orders, customers and customer funds. Currently, Ms. Rooney is the Director of Business Development for Ameristock Mutual Fund. She has held this position since September of 2003. Prior to working for Ameristock Mutual Fund, Ms. Rooney was the Regional Director for Accessor Capital Management from November of 2002 to September of 2003. Before working at Accessor Capital Management, Ms. Rooney worked at Alps Mutual Fund Services as a National Sales Director. She held this position from May of 1999 through November of 2002. Before working at Alps Mutual Fund Services, Ms. Rooney worked as a Trust Officer for Fifth Third bank from June of 1994 through May of 1999. Ms. Rooney is 33 years old.

      The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USOF: Melinda Gerber, Howard Mah, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, and Malcolm Fobes. The only individual Principal of the General Partner who will be making trading decisions for the USOF is Nicholas Gerber. In addition, Nicholas Gerber, John Love, John Hyland and Kathryn Rooney are in the process of registering with the NFA as Associated Persons of the General Partner.
How Does USOF Operate?
      The investment objective of USOF is for the units’ NAV to reflect the performance of the spot price of light, sweet crude oil, less USOF’s expenses. USOF invests in Oil Futures Contracts, which are futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange and futures contracts for crude oil and/or other oil interests traded on other U.S. and foreign exchanges, and Other Oil Interests such as options on Oil Futures Contracts and forward contracts for oil and over-the-counter transaction that are based on the price of oil.
      Specifically, USOF anticipates that it will invest only in Oil Futures Contracts for the first $300 million of daily net assets. When daily net assets range between $300 million — $1.2 billion (or whatever 20,000 contracts, at the maximum New York Mercantile Exchange speculative position would represent in dollars), USOF will invest in a mix of Oil Futures Contracts and Other Oil Interests. When daily net assets are over $1.2 billion, then USOF will invest only in other Oil Interests on marginal dollars. In the latter case, a portion, in some cases a significant portion, of these Other Oil Interests may be traded on international exchanges.
      The General Partner will attempt to manage USOF’s investments so that USOF’s NAV will closely track the price of the Oil Futures Contracts and Other Oil Interests that USOF purchases. As a benchmark, the General Partner will endeavor to place USOF’s trades in Oil Futures Contracts and Other Oil Interests and otherwise manage USOF’s investments so that A will be within plus/minus 10 percent of B, where:
      • A is the average daily change in USOF’s NAV for any period of 30 successive Valuation Days (any day as of which USOF calculates its NAV), and
      • B is the average daily change in the price of Oil Futures Contracts over the same period. For purposes of this calculation only, “Oil Futures Contract” means the near-month future contract for light, sweet crude oil that is traded on the New York Mercantile Exchange, except that on each Valuation Day within the two week period preceding a monthly expiration date, “Oil Futures Contract” means the second to nearest out futures contract for light, sweet crude oil.
      The General Partner believes that market arbitrage opportunities will cause USOF’s unit price on the American Stock Exchange to closely track USOF’s NAV and that the prices of futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange have historically closely tracked the spot price of light, sweet crude oil. The General Partner believes that the net effect of these expected interrelationships will be that the price of USOF’s units on the American Stock Exchange will closely track the spot price of a barrel of light, sweet crude oil, less USOF’s expenses.

      These relationships are illustrated in the following diagram:
      The General Partner employs a “neutral” investment strategy intended to track the price of light, sweet crude oil regardless of whether the price of oil goes up or goes down. USOF’s “neutral” investment objective is designed to permit investors generally to purchase and sell USOF’s units for the purpose of investing indirectly in oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their oil-related transactions.

      The units may be purchased by Authorized Purchasers only in blocks of 100,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of USOF units in the Creation Basket. Similarly, investors may redeem units only in blocks of 100,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of USOF units in the Redemption Basket. Throughout each day that USOF’s units are traded on the American Stock Exchange, the amount of the purchase payment for a Creation Basket and the redemption proceeds for a Redemption Basket are published. The purchase price for Creation Baskets, and the redemption price for Redemption Baskets will be the actual NAV calculated at the end of the business day when notice for a purchase or redemption is received by the Registrant. The American Stock Exchange will publish and approximate NAV intra-day based on the prior day’s NAV, but the Basket price will be determined based on the actual NAV at the end of the day.
      While USOF only issues units in large blocks called Creation Baskets, units may also be purchased and sold in much smaller increments in the secondary market. These transactions, however are effected at the bid and ask prices established by specialist firm(s). Like any listed security, units can be purchased and sold at any time a secondary market is open.
      The General Partner, believes that for many investors the units represent a cost-effective way to invest indirectly in light, sweet crude oil. However, as noted, because USOF invests in Oil Futures Contracts and Other Oil Interests rather than directly in oil, the performance of the price of the units may not accurately and consistently reflect the performance of the price of light, sweet crude oil.

1995 thru 1999 Monthly Average Spot Price vs. Monthly Average Future Price
(Cushing, Oklahoma, WTI)
[PLOT POINTS TO COME]
2000 thru 2005 Monthly Average Spot Price vs. Monthly Average Future Price
(Cushing, Oklahoma, WTI)
[PLOT POINTS TO COME]

What is USOF’s Investment Strategy?
      In managing USOF’s assets the General Partner does not intend to use a technical trading system that issues buy and sell orders. The General Partner does intend to employ a quantitative methodology whereby each time a Creation Basket is purchased, the General Partner will purchase a futures contract for light, sweet crude oil traded on the New York Mercantile Exchange with a face amount that approximates the amount of Treasuries and cash received upon the issuance of one or more Creation Baskets.
      As an example, assume that a Creation Basket purchase order is placed on January 2, 2006. If USOF’s closing NAV for January 2 is $66.79, USOF would receive $6,679,000 for the Creation Basket ($66.79 NAV per unit times 100,000 units, and ignoring the Creation Transaction Fee of $1,000). Assume that the price of a futures contract for light, sweet crude oil on January 3, 2006 is $66,800. Because the price of oil reflected in the near month futures contracts on January 3, 2006 is different (in this case, higher) than the price of oil reflected in USOF’s NAV calculated as of January 2, 2006 (the day the corresponding Creation Basket was sold), USOF cannot invest the entire purchase amount corresponding to the Creation Basket in futures contracts—i.e., it can only invest in 99 futures contracts with an aggregate value of $6,613,200 ($66,800 per contract times 99 contracts), which would require $661,320 in Treasuries to be deposited as margin with the futures commission merchant through which the contract was purchased. The remainder of the purchase price for the Creation Basket, $5,951,880, would remain invested in cash and Treasuries as determined by the General Partner from time to time based on factors such as anticipated redemptions.
      The specific futures contracts to be purchased will depend on various factors, including a judgment by the General Partner as to the appropriate diversification of USOF’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While the General Partner anticipates investing primarily in New York Mercantile Exchange futures contracts, if USOF reaches certain transaction limits on the New York Mercantile Exchange, or for other reasons, it may invest in contracts traded on other exchanges or enter into contracts in the “over-the-counter” market.
      The General Partner does not anticipate letting its futures contracts expire and taking delivery of the underlying oil. Instead, the General Partner will close existing positions when it is determined appropriate to do so and reinvest the proceeds in new futures contracts. Positions may also be closed out to meet orders for Redemption Baskets.
      By remaining invested as fully as possible in Oil Futures Contracts or Other Oil Interests, the General Partner believes that USOF’s NAV will closely track the movement of the prices of the futures contracts in which USOF invests. The General Partner believes that certain arbitrage opportunities will result in the price of the units traded on the American Stock Exchange closely tracking the NAV of USOF. Additionally, the General Partner has conducted research that (as discussed in more detail below) indicates that oil futures contracts traded on the New York Mercantile Exchange have closely tracked the spot price of the underlying oil. Based on these expected interrelationships, the General Partner believes that the price of USOF’s units as traded on the American Stock Exchange will closely track the spot price of sweet, light crude oil.

What is the Flow of Units?
What are the Trading Policies of USOF?

Liquidity
      USOF invests only in Oil Futures Contracts and Other Oil Interests that are traded in sufficient volume to permit, in the opinion of the General Partner, ease of taking and liquidating positions in these financial interests.

Spot Commodities
      Although USOF does not expect to make or take delivery of oil, it is authorized to do so. USOF would take delivery of oil or trade in the spot markets if it needed to in order to achieve its investment objective. In addition, USOF may from time to time trade in spot, or cash, oil.

Leverage
      While USOF’s ratio of variation margin to total assets generally range from 0% to 5%, the General Partner endeavors to have USOF’s Treasuries at all times approximate the aggregate value of USOF’s Oil Futures Contracts and Other Oil Interests.

Borrowings
      Borrowings will not be used by USOF, unless USOF is required to borrow money in the event of delivery, if USOF trades in cash commodities, or for short term needs created by unexpected redemptions. USOF intends to maintain cash or Treasuries that equal the value of margin posted and the actual value of the Oil Futures Contracts. USOF does not plan to establish credit lines.

Spreads and Straddles
      USOF may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. Spreads and straddles may be cost effective trading strategies.

Pyramiding
      USOF does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.
Who are the Service Providers?
      Brown Brothers Harriman is expected to act as the registrar and transfer agent for the units and will receive a fee of $50,000 annually and a $7.00 transaction charge. All fees charged by the transfer agent will be paid by the General Partner. Brown Brothers Harriman will also act as the custodian for USOF. In this capacity, Brown Brothers Harriman will hold USOF’s cash and Treasuries pursuant to a custodial agreement. In addition, Brown Brothers Harriman will perform certain administrative and accounting services for USOF and will prepare certain SEC and CFTC reports on behalf of USOF.
      ABN AMRO is USOF’s futures commissions merchant. USOF and ABN AMRO intend to enter into an Institutional Futures Client Account Agreement. This Agreement requires ABN AMRO to provide services to USOF in connection with the purchase and sale of Oil Interests that may be purchased or sold by or through ABN AMRO for USOF’s account.
      Currently, USOF does not employ commodities trading advisors. If, in the future, USOF does employ commodities trading advisors, it will choose each advisor based on arms length negotiations and will consider the advisors’ experience, fees, and reputation.
      USOF also employs a ALPS Inc. as a Marketing Agent, which is further discussed under “What is USOF’s Plan of Distribution?” ALPS Inc.’s fees of                 will be paid by the General Partner.

Transfer of Units
      Any transfer of units will not be recorded by the transfer agent or recognized by us unless certificate(s) representing those units are surrendered. When acquiring units, the transferee of such units:

•	is an assignee until admitted as a substituted limited partner;

•	automatically requests admission as a substituted limited partner;

•	agrees to be bound by the terms and conditions of, and executes, our LP Agreement;

•	represents that such transferee has the capacity and authority to enter into our LP Agreement;

•	grants powers of attorney to our General Partner and any liquidator of us; and

•	makes the consents and waivers contained in our LP Agreement.
      An assignee will become a limited partner in respect of the transferred units upon the consent of our General Partner and the recordation of the name of the assignee on our books and records. Such consent may be withheld in the sole discretion of our General Partner. Our units are securities and are transferable according to the laws governing transfers of securities.
      If consent of the General Partner is withheld such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to units that are held by assignees, the General Partner shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such units on any matter, vote such units at the written direction of the Assignee who is the record holder of such units. If no such written direction is received, such units will not be voted. An assignee shall have no other rights of a limited partner.
     Withdrawal of Unitholders
      The General Partner may, at any time, in its sole discretion, require any unitholder to withdraw entirely from the partnership or to withdraw a portion of his partner capital account, by giving not less than fifteen (15) days’ advance written notice to the unitholder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any limited partner: (i) that made a misrepresentation to the General Partner in connection with its purchase of units; or (ii) whose ownership of Units would result in the violation of any law or regulations applicable to the partnership or a partner. The unitholder thus designated shall withdraw from the partnership or withdraw that portion of his partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The unitholder thus designated shall be deemed to have withdrawn from the partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said unitholder and the provisions of the LP Agreement shall apply.
What are Oil Futures Contracts?
      Oil Futures Contracts are agreements between two parties. One party agrees to buy oil from the other party at a later date at a price and quantity agreed-upon when the contract is made. Oil Futures Contracts are traded on futures exchanges, including the New York Mercantile Exchange.
      Certain typical and significant characteristics of Oil Futures Contracts are discussed below. Additional risks of investing in Oil Futures Contracts is included in “What are the Risk Factors?”
      Price Limits. Exchanges may impose on Oil Futures Contracts a maximum permissible price movement for each trading session. If the maximum permissible price movement is achieved on any trading day, no more trades may be executed above (or below, if the price has moved downward) that limit. Therefore, if USOF wished to execute a trade outside the daily permissible price movement, it would be prevented from doing so by exchange rules, and would have to wait for another trading session to execute its transaction.
      Price Volatility. Despite daily price limits, the price volatility of Oil Futures Contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility is greater day-to-day as opposed to intra-day. Oil Futures Contracts tend to be more volatile than stocks and bonds because price movements for barrels of oil are more currently and directly influenced by, economic factors for which changing data is available and traded by oil futures traders through out the day changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S.

and international political and economic events; and changes in philosophies and emotions of market participants. Because USOF invests a significant portion of its assets in Oil Futures Contracts, the assets of USOF, and therefore the prices of USOF units, may be subject to greater volatility.
      Marking-to-Market Futures Positions. Oil Futures Contracts are marked to market at the end of each trading day, to ensure that the outstanding futures obligations are limited by the maximum daily permissible price movement. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if USOF’s futures positions have declined in value, USOF may be required to post additional variation margin to cover this decline. Alternatively, if USOF futures positions have increased in value, this increase will be credited to USOF’s account.
What is the Light, Sweet Crude Oil Market?
      USOF may purchase Oil Futures Contracts traded on the New York Mercantile Exchange that are based on light, sweet crude oil delivered to Cushing, Oklahoma, which is also accessible to the international spot markets via pipelines. It may also purchase contracts on other exchanges, including the London Petroleum Exchange and the Singapore. The contract provides for delivery of several grades of domestic and internationally traded foreign crudes, and serves the diverse needs of the physical market.
      Light, sweet crudes are preferred by refiners because of their low sulfur content and relatively high yields of high-value products such as gasoline, diesel fuel, heating oil, and jet fuel.
      Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather also influence product and crude oil demand.
      Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology) determine exploration and development spending, which influence output capacity with a lag. In the short run, production decisions by the Organization of Petroleum Exporting Countries (OPEC) also affects supply and prices. Oil export embargoes and the current conflicts in Iraq represent other routes through which political developments move the market.
      It is not possible to predict the aggregate effect of all or any combination of these factors.
How Will USOF Purchase and Sell Oil Futures Contracts?
      USOF’s investment objective is for the NAV of its units to reflect the performance of the price of light, sweet crude oil. USOF expects to invest primarily in Oil Futures Contracts. USOF seeks to have its aggregate net asset value approximate at all times the outstanding value of Oil Futures Contracts (or Other Oil Interests) USOF holds.
      Other than investing in Oil Futures Contracts and Other Oil Interests, USOF will only invest in assets to support these investments in oil interests. At any given time, a significant majority of USOF investments are in Treasuries that serve as segregated assets supporting USOF positions in Oil Futures Contracts and Other Oil Interests. For example, the purchase of an Oil Futures Contract with a stated value of $10 million would not require USOF to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% or less of the stated value of the Oil Futures Contract, would be required. To secure its Oil Futures Contract obligations, USOF would then segregate in a margin account Treasuries in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the deposit, or $9.5 million.
      USOF intends to earn interest income from the Treasuries that it will purchase and it anticipates that the earned interest income will increase the NAV and limited partners’ capital contribution accounts. USOF plans to reinvest the earned interest income, hold it in cash, or use it to pay its expenses. If USOF reinvests the earned interest income, it will make investments that are consistent with its investment objectives.
What is the Plan of Distribution?

Buying and Selling Units
      Most investors will buy and sell units of USOF in secondary market transactions through brokers. Units trade on the American Stock Exchange under the ticker symbol listed in this prospectus. Units can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent
      The offering of USOF’s units is a best efforts offering. USOF is continuously offering Creation Baskets consisting of 100,000 units through the Marketing Agent, to Authorized Purchasers. [Name of initial Authorized Purchaser] is expected to be the initial Authorized Purchaser. The initial Authorized Purchaser will, subject to conditions, purchase the initial Creation Basket of 100,000 units at an initial offering price per unit equal to the closing price of near-month oil futures contracts for light, sweet crude oil as listed on the New York Mercantile Exchange on the last business day prior to the effective date. Authorized Purchasers will pay a $1,000 fee for the creation of Creation Baskets. The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of USOF calculated on that day divided by the number of issued and outstanding units. The Authorized Purchaser is not required to sell any specific number or dollar amount of units, but will use its best efforts to sell the units offered.
      Authorized Purchasers may be deemed statutory underwriters. However, while the Authorized Purchasers may be indemnified by the [General Partner and] the Registrant, they will not be entitled to receive a discount or commission from USOF for their purchases of Creation Baskets.

Calculating NAV
      USOF’s NAV is calculated by:

•	Taking the current market value of its total assets

•	Subtracting any liabilities

•	Dividing that amount by the total number of units issued and outstanding

      An administrator will calculate the NAV of USOF once each trading day. In addition, in order to provide updated information relating to USOF for use by investors and market professionals, the American Stock Exchange will calculate and disseminate throughout the trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of USOF as a base and updating that value throughout the trading day to reflect changes in the price of oil derived from the most recently reported trade price in the active light, sweet oil futures contract on the New York Mercantile Exchange. The prices reported for the active oil futures contract month will be adjusted based on the prior day’s spread differential between settlement values for that contract and the spot month contract. In the event that the spot month contract is also the active contract, the last sale price for the active contract will not be adjusted. The indicative fund value unit basis disseminated during American Stock Exchange trading hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once a day.
      The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular American Stock Exchange trading hours of 9:30 am EST to 4:15 pm EST. The normal trading hours of the New York Mercantile Exchange are 10:00 am EST to 2:30 pm EST. The normal trading hours of the American Stock Exchange are 9:30 am EST to 4:15 pm EST. This means that there will be a gap in time at the beginning and the end of each day during which USOF’s units will be traded on the American

Stock Exchange, but real-time New York Mercantile Exchange trading prices for oil futures contracts traded on such Exchange will not be available. As a result, during those gaps there will be no update to the indicative fund value.
      The American Stock Exchange will disseminate the indicative fund value through the facilities of CTA/ CQ High Speed Lines. In addition, the indicative fund value will be published on the American Stock Exchange is website and will be available through on-line information services such as Bloomberg and Reuters.
      Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USOF on the American Stock Exchange. Investors and market professionals will be able thorough out the trading day to compare the market price of USOF and the indicative fund value. If the market price of USOF diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USOF appears to be trading at a discount compared to the indicative fund value, a market professional could buy USOF units on the American Stock Exchange and sell short oil future contracts. Such arbitrage trades can tighten the tracking between the market price of USOF and the indicative fund value and thus can be beneficial to all market participants.
      In addition, forwards that do not have “market values” will be valued by an administrator, using rates and points received from client approved third party vendors (such as Reuters and WM Company). Additionally, swaps will be valued by an administrator’s system based on advisor provided quotes.
     Creation and Redemption of units
      USOF will create and redeem units from time to time, but only in one or more Creation Baskets or Redemption Baskets (a Creation/ Redemption Basket (“Basket”) equals a block of 100,000 units). The creation and redemption of Baskets will only be made in exchange for delivery to USOF or the distribution by USOF of the amount of Treasuries and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of units included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.
      Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) participants in the Depository Trust Company (“DTC”). To become an Authorized Purchaser, a person must enter into a Participant Agreement with the Marketing Agent on behalf of USOF. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by USOF, without the consent of any unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $1,000 to USOF for each order they place to create or redeem one or more Baskets. Authorized Purchasers who make deposits with USOF in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USOF or the General Partner, and no such person has any obligation or responsibility to the General Partner or USOF to effect any sale or resale of units.
      Authorized Purchasers are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “What is the Plan of Distribution?”
      Certain Authorized Purchasers are expected to have the facility to participate directly in the physical oil market and the oil futures market. In some cases, an Authorized Purchaser or its affiliates may from time to time acquire oil from or sell oil and may profit in these instances. The General Partner believes that the size and operation of the oil market make it unlikely that an Authorized Purchaser’s direct activities in the oil or securities markets will impact the price of oil, Oil Futures Contracts, or the price of the units.
      Each Authorized Purchaser will be registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and regulated by the NASD, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may be regulated under federal and state banking laws and regulations. Each Authorized Purchaser will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
      Authorized Purchasers may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Purchaser on behalf of multiple clients. We expect that the initial Authorized Purchaser will sign a Participant Agreement with USOF and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Creation Baskets should contact the Marketing Agent to obtain the contact information for the Authorized Purchasers. Unitholders who are not Authorized Purchasers will only be able to redeem their units through an Authorized Purchaser.
      Under the Participant Agreement, the General Partner has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities. The [General Partner?] has agreed to reimburse the Authorized Purchasers, solely from and to the extent of USOF’s assets, for indemnification and contribution amounts due from the General Partner in respect of such liabilities to the extent the General Partner has not paid such amounts when due.
      The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures
      On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more Baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when (1) the American Stock Exchange is closed for regular trading or (2) the New York Mercantile Exchange is closed for regular trading. Purchase orders must be placed by 4:15 PM or the close of regular trading on the American Stock Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is the purchase order date.
      By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries with USOF, or a combination of Treasuries and cash, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order.

Determination of required deposits
      The total deposit required to create each Basket (“Creation Basket Deposit”) is an amount of Treasuries and cash that is in the same proportion to the total assets of USOF (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the date the order is received. The General Partner determines the requirements for Treasuries that may be included in deposits to create Baskets (e.g., the issuer and the maximum permitted remaining maturity of a Treasury) and publishes such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries included in a Creation Basket Deposit as of 4:15 p.m. on the date the order to purchase properly and the total required deposit.

Delivery of required deposits
      An Authorized Purchaser who places a purchase order is responsible for transferring USOF’s account with the custodian the required amount of Treasuries and cash by the end of the second business day following the purchase order date. Upon receipt of the deposit amount, the Marketing Agent will direct DTC to credit the number of Baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USOF shall be borne solely by the Authorized Purchaser.

Rejection of purchase orders
      The Marketing Agent may reject a purchase order or a Creation Basket Deposit if:

•	It determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	The General Partner believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to USOF or its unitholders;

•	The acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the General Partner, be unlawful; or

•	Circumstances outside the control of the General Partner, Marketing Agent or custodian make it, for all practical purposes, not feasible to process creations of Baskets.

None of the General Partner, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures
      The procedures by which an Authorized Purchaser can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more Baskets. Redemption orders must be placed by 4:15 PM or the close of regular trading on the American Stock Exchange, whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem Baskets and do not entitle an individual unitholder to redeem any units in an amount less than a Basket, or to redeem Baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to USOF not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to USOF’s account at the custodian the non-refundable transaction fee due for the redemption order.

Determination of Redemption Distribution
      The redemption distribution from USOF consists of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and cash that is in the same proportion to the total assets of USOF (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem purchase is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received.

Delivery of Redemption Distribution
      The redemption distribution due from USOF is delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, USOF’s DTC account has been credited with the Baskets to be redeemed. If USOF’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if USOF receives the fee applicable to the extension of the redemption distribution date which the General Partner may, from time to time, determine and the remaining Baskets to be redeemed are credited to USOF’s DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Custodian is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to USOF’s DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the General Partner may from time to time determine.

Suspension or Rejection of Redemption orders
      The General Partner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the American Stock Exchange is closed other than customary weekend or holiday closings, or trading on the American Stock Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the General Partner determines to be necessary for the protection of the unitholders. None of the General Partner, the Marketing Agent or the custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
      The General Partner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee
      To compensate USOF for its expenses in connection with the creation and redemption of Baskets, an Authorized Purchaser is required to pay a transaction fee to USOF of $          ,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility
      Authorized Purchasers are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the General Partner and USOF if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Secondary Market Transactions
      As noted, USOF will create and redeem units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of Baskets will only be made in exchange for delivery to USOF or the distribution by USOF of the amount of Treasuries and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of units included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.
      As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. Authorized Purchasers may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Authorized Purchasers who make deposits with USOF in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USOF or the General Partner, and no such person has any obligation or responsibility to the General Partner or USOF to effect any sale or resale of units. Units are expected to trade in the secondary market on the American Stock Exchange. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Oil Futures Contracts market and the market for Other Oil Interests. While the units trade on the American Stock Exchange until 4:15 PM New York time, liquidity in the market for Oil Futures Contracts and Other Oil Interests may be reduced after the close of the New York Mercantile Exchange at 2:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.
Use of Proceeds
      The General Partner will initially apply all of USOF’s assets toward trading in Oil Futures Contracts and other Oil Interests and cash reserves. The General Partner has sole authority to determine the percentage of assets that will be:

•	held on deposit with the futures commission merchant or other custodian

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.
      The General Partner expects to deposit substantially all of USOF’s net assets with the futures commission merchant or other custodian for trading.
      USOF uses only Treasuries to satisfy margin requirements. The General Partner expects that all entities that will hold or trade USOF’s assets will be based in the United States and will be subject to United States regulations.
      The General Partner believes that 5% to 10% of USOF’s assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The General Partner intends to invest the balance of USOF’s assets not invested in Oil Interests or held in margin as reserves to be available for changes in margin. All interest income is used for USOF’s benefit.
      The futures commission merchant, government agency or commodity exchange could increase margins applicable to USOF to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.
The Commodity Interest Markets

General
      The Commodity Exchange Act or CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts
      A futures contract such as an Oil Futures Contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metal markets. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.
      The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.
      In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts
      A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

      The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.
      Further, as the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.” Nonetheless, absent a clearing facility, USOF’s trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

Options on Futures Contracts
      Options on futures contracts are standardized contracts traded on an exchange. An option on futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.
      The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.
      A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.
      Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.
      Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities
      Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts
      Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although recently, as a result of regulatory changes enacted as part of the CFMA, certain swap contracts are now being traded in electronic trading facilities and cleared through clearing organizations.
      Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

Participants
      The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.
      The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.
      Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations
      Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.
      Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

U.S. Futures Exchanges
      Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.
      A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.
      A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.
      An exempt board of trade is also a newly designated form of exchange. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.
      An electronic trading facility, electronic trading facility, is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.
      The General Partner intends to monitor the development of and opportunities and risks presented by the new less-regulated Exchanges and exempt boards and may, in the future, allocate a percentage of USOF’s assets to trading in products on these exchanges. Provided USOF maintains assets exceeding $5 million, USOF would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges
      Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. Consequently, USOF is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject USOF to additional risks.

Speculative Position Limits
      The CFTC and U.S. designated contract markets have established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which USOF is not) may hold, own or control in commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. In addition, U.S. exchanges may set position limits for all commodity interests traded on that exchange. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which USOF and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits USOF’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

Daily Price Limits
      Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices
      Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity prices.

Regulation
      Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or ETF. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.
      The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the General Partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the General Partner’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing USOF, and might result in the termination of, USOF. USOF itself is not required to be registered with the CFTC in any capacity.
      The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to USOF.
      The CEA requires all futures commission merchants, such as USOF’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.
      USOF’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.
      Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The General Partner, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. USOF itself is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.
      The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.
      The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

      The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The trading advisors may engage in those transactions on behalf of USOF in reliance on this exclusion from regulation.
      In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as USOF or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.
      While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes USOF to a risk of default since failure of a bank with which USOF had entered into a forward contract would likely result in a default and thus possibly substantial losses to USOF.
      The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S.

Commodity Margin
      Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.
      Brokerage firms, such as USOF’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require Fund to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.
      Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties.
      When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.
      Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to USOF’s trading, USOF (and not its investors personally) is subject to margin calls.
      Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.
Potential Advantages of Investment

The Advantages of Non-Correlation
      Given that historically, the price of oil and of Oil Futures Contracts and Other Oil Interests has had very little correlation to the stock and bond markets, the General Partner believes that the performance of USOF should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.
      However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that USOF may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding USOF’s units to an investor’s portfolio may provide diversification, USOF Fund is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that USOF units will appreciate during periods of inflation or stock and bond market declines.
      Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that USOF’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the General Partner’s belief that certain factors that affect equity and debt prices may affect USOF Fund differently and that certain factors that affect equity and debt prices may not affect USOF at all. USOF’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The General Partner does not expect that USOF’s performance will be negatively correlated to general debt and equity markets.

Interest Income
      Unlike some alternative investment funds, USOF does not borrow money in order to obtain leverage, so USOF does not incur any interest expense. Rather, USOF’s margin deposits are maintained in Treasuries and interest is earned on 100% of USOF’s available assets, which include unrealized profits credited to USOF’s accounts.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies
      Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. USOF’s application of these policies involves judgments and actual results may differ from the estimates used.
      The General Partner has evaluated the nature and types of estimates that it will make in preparing USOF’s financial statements and related disclosures once USOF commences trading operations and has determined that the valuation of its investments which are not traded on a United States or internationally recognized futures exchange (such as forward contracts and over the counter contracts) involves a critical accounting policy. While not currently applicable given the fact that USOF is not currently involved in trading activities, the values which will be used by USOF for its forward contracts will be provided by its commodity broker who will use market prices when available, while over the counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date and will be valued on a daily basis.

Liquidity and Capital Resources
      USOF will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash and its investments in Treasuries. As of [October      ], 2005, USOF has not begun trading activities. Once USOF begins trading activities, it is anticipated that all of its net assets will be allocated to trading in oil interests. A significant portion of the net asset value will be held in Treasuries and cash that could or will be used as margin for USOF’s trading in Oil Interests. The percentage that Treasuries will bear to the total net assets will vary from period to period as the market values of the Oil Interests change. The balance of the net assets will be held in USOF’s Oil Futures Contracts and Other Oil Interests trading account. Interest earned on USOF’s interest bearing-funds will be paid to USOF.
      USOF’s investment in Oil Interests will be subject of periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit the fluctuations in Oil Futures Contracts prices during a single day by regulations referred to as “daily limits”. During a single day, no trades may be executed at prices beyond the daily limit. Once the price of an Oil Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken or liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent USOF from promptly liquidating its positions in Oil Futures Contracts.

Market Risk
      Trading in Oil Futures Contracts and Other Oil Interests such as forwards will involve USOF entering into contractual commitments to purchase or sell oil at a specified date in the future. The gross or face amount of the contracts will significantly exceed USOF’s future cash requirements since USOF intends to close out its open positions prior to settlement. As a result, USOF should only be subject only to the risk of loss arising from the change in value of the contracts. USOF considers the “fair value” of its derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with USOF’s commitments to purchase oil will be limited to the gross of face amount of the contacts held. However, should USOF enter into a contractual commitment to sell oil, it would be required to make delivery of the oil at the contract price, repurchase the contract at prevailing prices or settle in cash. Since there are no limits on the future price of oil, the market risk to USOF could be unlimited.
      USOF’s exposure to market risk will depend on a number of factors including the markets for oil, the volatility of interest rates and foreign exchange rates, the liquidity of the Oil Contracts and Other Oil Interests markets and the relationships among the contracts held by USOF. The limited experience that USOF has had in utilizing its model to trade in Oil Interests in a manner intended to track the Spot Price of oil, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially al of an investors capital.

Credit Risk
      When USOF enters into Oil Futures Contracts and Other Oil Interests, it will be exposed to the credit risk that its counterparty will not be able to meet its obligations. The counterparty for the Oil Futures Contracts traded on the New York Mercantile Exchange and on most other foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members that should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to USOF.
      The General Partner will attempt to manage the and credit risk of USOF by following various trading limitations and policies. In particular, USOF intends to post margin and/or hold liquid assets that will be approximately equal to the face amount of its obligations to counterparties under the Oil Futures Contracts and Other Oil Interests it holds. The General Partner will implement procedures that will include, but will not be limited to, executing and clearing trades only with creditworthy parties and/or requiring the posting of collateral or margin by such parties for the benefit of USOF to limit its credit exposure.
      ABN AMRO, USOF’s commodity broker, or any other broker that may be retained by USOF in the future, when acting as USOF’s futures commission merchant in accepting orders to purchase or sell Oil Futures Contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to USOF, all assets of USOF relating to domestic Oil Futures Contracts trading. These commodity brokers are not allowed to commingle USOF’s assets with their other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the USOF assets related to foreign Oil Futures Contract trading.

Off Balance Sheet Financing
      As of [October      ], 2005, USOF has no loan guarantee, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of USOF. While USOF’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on USOF’s financial position.

Redemption Basket Obligation
      Other than as necessary to meet its investment objective and pay its contractual obligations described below, USOF will require liquidity to redeem Redemption Baskets. USOF intends to satisfy this obligation through the transfer of its Treasuries or cash in an amount of proportionate to the number of Units being redeemed, as described above under “Determination of Redemption Distribution”.

Contractual Obligations
      USOF’s primary contractual obligations are with the General Partner and ABN AMRO. In return for its services, the General Partner is entitled to a management fee calculated as a fixed percentage of USOF’s NAV, currently .50% for an NAV of $1 billion or less, and thereafter 20% of the NAV above $1 billion. The General Partner or its affiliate, Wainwright Holdings, has agreed to pay the start up costs associated with the formation of USOF, primarily its legal, accounting and other costs in connection with its registration with the CFTC as a CPO and the registration and listing of USOF with the SEC and the AMEX, respectively. The General Partner has agreed to pay the fees of USOF’s custodian and transfer agent, Brown Brothers Harriman, as well as Brown Brothers Harriman’s fees for performing administrative services, including in connection with USOF’s preparation of its financial statements and its SEC and CFTC reports. The General Partner will also pay the fees of USOF’s accountants as well as those of its Marketing Agent, ALPS.
      In addition to the General Partner’s management fee, USOF pays its brokerage fees, over-the-counter dealer spreads, and extraordinary expenses. The latter are expenses not in the ordinary course of its business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and under the LP agreement, the bringing or defending of actions in law or in equity or otherwise conducting litigation and incurring legal expenses and the settlement of claims and litigation. Commission payments to ABN AMRO are on a contract-by-contract, or round turn, basis.
      The General Partner cannot anticipate the amount of payments that will be required under these arrangements for future periods as USOF’s net asset values and trading levels to meet its investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of USOF’s existence. Either party may terminate these agreements earlier for certain reasons listed in the agreements.
Limited Partnership Agreement
      The following paragraphs are a summary of certain provisions of our LP Agreement. The following discussion is qualified in its entirety by reference to our LP Agreement.

Authority of the General Partner
      Our General Partner is generally authorized to perform all acts deemed necessary to carry out these purposes and to conduct our business. Our partnership existence will continue into perpetuity, until terminated in accordance with our LP Agreement. Our General Partner has a power of attorney to take certain actions, including the execution and filing of documents, on our behalf and with respect to our LP Agreement. However, our partnership agreement limits the authority of our General Partner as follows:

•	Other than in connection with the issuance or redemption of units, or upon termination of the partnership as contemplated by the LP Agreement, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other person) or approve on behalf of the partnership the sale, exchange or other disposition of all or substantially all of the assets of all of the partnership, taken as a whole, without the approval of at least a majority of the limited partners; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the partnership’s assets and shall not apply to any forced sale of any or all of the partnership’s assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

•	The General Partner is not authorized to institute or initiate on behalf of, or otherwise cause, the Partnership to (a) make a general assignment for the benefit of creditors; (b) file a voluntary bankruptcy petition; or (c) file a petition seeking for the Partnership a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law.

•	The General Partner may not, without written approval of the specific act by all of the limited partners or by other written instrument executed and delivered by all of the limited partners subsequent to the date of the LP Agreement, take any action in contravention of the LP Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the partnership, except as otherwise provided in the LP Agreement; (ii) possess partnership property, or assign any rights in specific partnership property, for other than a partnership purpose; (iii) admit a person as a partner, except as otherwise provided in the LP Agreement; (iv) amend the LP Agreement in any manner, except as otherwise provided in the LP Agreement or applicable law; or (v) transfer its interest as General Partner of the partnership, except as otherwise provided in the LP Agreement.

•	In general, our General Partner may not take any action, or refuse to take any reasonable action, the effect of which would be to cause us to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, without the consent of the holders of at least 66 2/3 percent of the outstanding voting units, including units owned by our General Partner and its affiliates.

Withdrawal or removal of our General Partner
      The General Partner shall be deemed to have withdrawn from the partnership upon the occurrence of any one of the following events:

•	the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

•	the General Partner transfers all of its rights as General Partner;

•	the General Partner is removed;

•	the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) — (C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

•	a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

•	a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.
      The General Partner may be removed with or without cause if such removal is approved by at least 66 2/3% of the units (excluding for this purpose units held by the General Partner and its Affiliates).

Meetings
      All acts of the limited partners should be done in accordance with the Revised Uniform Limited Partnership Act. Upon the written request of 20% or more in interest of the limited partners, the General

Partner may, but is not required to, call a meeting of the limited partners. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The General Partner may also call a meeting not less than 20 and not more than 60 days prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place. Any limited partner may obtain a list of names, addresses, and interests of the limited partners upon written request to the General Partner.

Limited Liability
      Assuming that a limited partner does not take part in the control of our business, and that he otherwise acts in conformity with the provisions of our LP Agreement, his liability under Delaware law will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units or other limited partner interests plus his share of any of our undistributed profits and assets. In light of the fact that a limited partner’s liability may extend beyond his capital contributions, a limited partner may lose more money than he contributed.
Fees and Expenses

Management Fees

Assets	Management Fee

First $1,000,000,000	0.50% of NAV
After the first $1,000,000,000	0.20% of NAV
      Fees and expenses are calculated on a daily basis and paid on a monthly basis.

Brokerage Fees

Brokerage fee for Treasuries	0.50%
Brokerage fee for Oil Futures Contracts	0.50%
      Fees and expenses are calculated on a daily basis and paid on a monthly basis.
The General Partner Has Conflicts of Interest
      There are present and potential future conflicts of interest in USOF’s structure and operation you should consider before you purchase units. The General Partner will use this notice of conflicts as a defense against any claim or other proceeding made.
      The General Partner’s officers, directors and employees, do not devote their time exclusively to USOF. These persons are directors, officers or employees of other entities which may compete with USOF for their services. They could have a conflict between their responsibilities to USOF and to those other entities. The General Partner believes that it has sufficient resources to discharge its responsibilities in a fair manner and that these persons conflicts should not impair their ability to provide services to USOF.
      The General Partner’s principals, officers, directors and employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USOF trades using the clearing broker to be used by USOF. A potential conflict also may occur when the General Partner’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USOF.
      The General Partner has sole current authority to manage the investments and operations of USOF, and may act to create a conflict with your best interests. Such lack of voting control will limit your ability to influence matters such as amendment of the LP Agreement, change in USOF’s basic investment policy, dissolution of this fund, or the sale or distribution of USOF’s assets.

No Resolution of Conflicts Procedures
      Whenever a conflict of interest exists or arises between the General Partner on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by the General Partner in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership.
      Any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and the General Partner may adopt a resolution or course of action that has not received approval;

•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties;

•	fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

      The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this fund, you should read this entire prospectus, including the LP Agreement (Exhibit      ). You should also consult with your personal legal, tax, and other professional advisors.

Interests of Named Experts and Counsel
      The General Partner has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USOF to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the General Partner, Marketing Agent, Authorized Purchasers, or other service providers to USOF.
The General Partner’s Responsibility and Remedies
      A prospective investor should be aware that the General Partner has a responsibility to limited partners of USOF to exercise good faith and fairness in all dealings. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of the General Partner should consult with their counsel. In the event that a limited partner of USOF believes that the General Partner has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of USOF under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”) and under commodities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited partners should be aware that performance by the General Partner of its fiduciary duty to is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by the General Partner.

Liability and Indemnification
      Pursuant to the L.P. Agreement, we will indemnify and hold harmless a General Partner and each officer, director, employee and agent thereof and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or officer thereof or by reason of its being or having been such a General Partner or officer.
      However we will not indemnity a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of USOF, and except that no Covered Person shall be indemnified against any liability to USOF to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.
Provisions of Law
      According to applicable law, indemnification of the General Partner is payable only if the General Partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of USOF and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the General Partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of USOF and not from the members, individually.

Provisions of Federal and State Securities Laws
      This offering is made pursuant to Federal and State securities laws. If any indemnification of the General Partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.
      Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the General Partner or other agent of USOF and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner [, Mr. Gerber, and Mr. Love], the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. (NASAA) commodity pool guidelines and is therefore unenforceable.

Unit Splits
      If the General Partner believes that the per unit price in the secondary market for Units has risen or fallen outside a desirable trading price range, the General Partner may direct USOF to declare a split or reverse split in the number of units outstanding and to make a corresponding change in the number of units constituting a Basket.
Books and Records
      USOF will keep proper books of record and account of USOF at its office located at 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502 or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to USOF’s satisfaction that such person is a unitholder upon reasonable advance notice at all reasonable times during the usual business hours of USOF.
      USOF will keep a copy of USOF Articles of Incorporation on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any unitholder.
Analysis of Critical Accounting Policies
      USOF’s critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: USOF trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; the sum of these amounts constitutes USOF’s trading revenues. Earned interest income revenue, as well as management fee, and brokerage fee expenses of USOF are recorded on an accrual basis. The General Partner believes that all relevant accounting assumptions and policies have been considered.
Statements, Filings, and Reports
      At the end of each fiscal year, USOF will furnish to DTC Participants for distribution to each person who is a unitholder at the end of the fiscal year an annual report containing USOF’s audited financial statements and other information about USOF. The General Partner is responsible for the registration and qualification of the units under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the General Partner may select. The General Partner is responsible for preparing all reports required by the SEC and the CFTC, but has entered into an agreement with Brown Brother Harriman to prepare its reports on USOF’s behalf.
      The financial statements of USOF will be audited, as required by law and as may be directed by the General Partner, by an independent registered public accounting firm designated from time to time by the General Partner. The accountants report will be furnished by USOF to unitholders upon request. USOF will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.
Fiscal Year
      The fiscal year of USOF will initially be the calendar year. The General Partner may select an alternate fiscal year.

Governing Law; Consent To Delaware Jurisdiction
      The rights of the General Partner, USOF, DTC (as registered owner of USOF’s global certificate for units) and the unitholders, are governed by the laws of the State of Delaware. The General Partner, USOF and DTC and, by accepting units, each DTC Participant and each unitholder, consents to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent in not required for any person to assert a claim of Delaware jurisdiction over the General Partner or USOF.
Legal Matters

Litigation and Claims
      Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the General Partner, underwriter, or any principal or affiliate of either of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion
      Sutherland Asbill & Brennan LLP (the “Firm”) is counsel to advise USOF and the General Partner with respect to the preparation of units being offered hereby and will pass upon the validity of the units being issued hereunder. The Firm has also provided the General Partner with its opinion with respect to federal income tax matters addressed herein.

Experts
      The General Partner engaged an independent registered public accounting firm to audit USOF. Eisner, LLP, independent registered public accounting firm, has audited the financial statements of United States Oil Fund, LP, at June 23, 2005 and of Victoria Bay Asset Management, LLC, at June 23, 2005, appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Eisner LLP, given on its authority of such firm as experts in accounting and auditing.
Privacy Policy
      USOF and the General Partner collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering USOF — and then only subject to customary undertakings of confidentiality. USOF and the General Partner do not disclose nonpublic personal information about investors to anyone, except as required by law. USOF and the General Partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. USOF and the General Partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.
Federal Income Tax Considerations
      The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units in USOF, and the U.S. federal income tax treatment of USOF, as of the date hereof. This discussion is applicable to a beneficial owner of units who purchases units in the offering [or offerings] to which this prospectus relates, including a beneficial owner who purchases units from an Authorized Purchaser. Except where noted otherwise, it deals only with units held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a hedging transaction, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of Units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.
      Persons considering the purchase, ownership or disposition of units should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. As used herein, a “U.S. unitholder” of a unit means a beneficial owner of the unit that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. unitholder” is a holder that is not a U.S. unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.
      The General Partner of USOF has received the opinion of Sutherland Asbill & Brennan LLP, counsel to USOF, that the summary below correctly describes the material U.S. federal income tax consequences to USOF and to U.S. unitholders and Non-U.S. unitholders. In rendering its opinion, Sutherland Asbill & Brennan LLP has relied on the facts described in this prospectus as well as certain representations made by USOF and the General Partner. The opinion of Sutherland Asbill & Brennan LLP is not binding on the Internal Revenue Service (the “IRS” or the “Service”), and as a result, the IRS may not agree with the tax positions taken by USOF. If challenged by the IRS, USOF’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting USOF or prospective investors.
      EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN USOF AND AS TO APPLICABLE STATE, LOCAL OR FOREIGN TAXES.

Taxation of USOF

Classification
      USOF is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. Under Code section 7704, an entity classified as a partnership that is deemed to be a “publicly traded partnership” will generally be taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each year of its existence consists of at least 90% “qualifying income” (the “Qualifying Income Exception”). For this purpose, “qualifying income” includes dividends, interest, payments with respect to loaned securities, gains from the sale or disposition of securities (including gains from related investments in foreign currencies), and other income (including gains from options, futures or forward contracts) derived with respect to a partnership’s business of investing in such securities or currencies, and, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than inventory) or options, futures, or forwards with respect to commodities, income and gains from commodities (other than inventory) or futures, forwards, or options with respect to commodities. USOF has estimated that at least 90% of its gross income will constitute “qualifying income.”

      USOF and the General Partner have represented the following to Sutherland Asbill & Brennan LLP:

•	USOF will not make an election to be classified as a corporation for U.S. federal income tax purposes; and

•	At least 90% of USOF’s gross income for each year of its existence will constitute “qualifying income” within the meaning of Code section 7704.

Based in part on these representations, Sutherland Asbill & Brennan LLP is of the opinion that USOF will be classified as a partnership for federal income tax purposes and that it will not be taxable as a corporation for such purposes.
      If USOF failed to satisfy the Qualifying Income Exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, USOF would be taxable as a corporation for federal income tax purposes and would pay federal income tax at the regular corporate rates. In that event, unitholders would not report their share of USOF’s income or loss on their returns. In addition, distributions to unitholders would be treated as dividends to the extent of USOF’s current and accumulated earnings and profits. To the extent a distribution exceeded USOF’s earnings and profits, the distribution would be treated as a return of capital to the extent of a unitholder’s basis in its units, and thereafter as gain from the sale of units. Accordingly, if USOF were to be taxable as a corporation, it would likely have a material affect on the economic results of an investment in USOF.
      The remainder of this summary assumes that USOF will be classified as a partnership for federal income tax purposes and that it will not be taxable as a corporation.

Partner Status
      We identify and report tax information to the beneficial owners of units. Unitholders who have become additional limited partners will be treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests, who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we intend to treat the following persons as partners for federal income tax purposes: (a) assignees of units who are pending admission as limited partners, and (b) unitholders whose units are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units.
      A beneficial owner of units held in street name whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to such units for federal income tax purposes. See “—Treatment of Short Sales” below.

U.S. Unitholders

Tax Consequences Of Ownership Of Units
      Flow-through of Taxable Income. No U.S. federal income tax will be paid by USOF. Instead, USOF will file annual information returns, and each unitholder will be required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USOF without regard to whether the unitholder receives any corresponding cash distributions. Consequently, a unitholder may be allocated income from USOF even if it has not received a cash distribution. USOF will furnish the unitholders each year with tax information on IRS Schedule K-1, which will be used by the unitholders in completing their respective tax returns.
      Treatment of Fund Distributions. If USOF makes non-liquidating distributions to a unitholder, such distributions generally will not be taxable to the unitholder for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of any marketable securities distributed exceeds the unitholder’s adjusted basis of its interest in USOF immediately before the distribution.

      Basis. A unitholder’s basis of its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions (including any decrease in the unitholder’s share of USOF’s liabilities) that it may receive from USOF and (3) its ability to utilize its distributive share of any losses of USOF on its tax return. A unitholder’s initial tax basis of its units will equal its cost for the units plus its share of USOF’s liabilities (if any) at the time of purchase. In general, a unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USOF as to which the unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USOF that are not partner nonrecourse liabilities as to any unitholder.
      A unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of USOF’s taxable income and gain and (b) any additional contributions by the unitholder to USOF and (2) decreased (but not below zero) by (a) its allocable share of USOF’s tax deductions and losses and (b) any distributions by USOF to the unitholder. For this purpose, an increase in a unitholder’s share of USOF’s liabilities will be treated as a contribution of cash by the unitholder to USOF and a decrease in that share will be treated as a distribution of cash by USOF to the unitholder.
      Allocations of Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit of USOF is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.
      In general, under the LP Agreement, the profits and losses of USOF will be determined using a monthly closing-of-the-books method. Under this method, USOF will determine its net profit or loss for each month during a taxable year, taking into account unrealized gains and losses, as well as realized gains and losses and accrued income and expenses, on its investments during the month. This monthly net profit or loss will then be allocated pro rata among the unitholders based on the number of units held as of the close of business on the last day of such month. The General Partner believes that the allocations provided in the LLC Agreement will have substantial economic effect or otherwise will be respected as being in accordance with the unitholders’ interests in USOF. It is possible, however, that the IRS may challenge USOF’s allocation of profits and losses and that such challenge could result in a reallocation of such items among the unitholders. In the event of any reallocation of profit or loss (or any item of income, gain, loss, deduction, or credit), a unitholder might be charged with a greater or lesser share of profit or loss (or any item of income, gain, loss, deduction, or credit) than would be called for under the LP Agreement.
      Allocations of Profit or Loss Between Transferor and Transferees. In the case of units that are transferred during a taxable year, USOF intends to allocate profit or loss as follows: A unitholder that transfers or acquires units during a taxable year will be allocated profit or loss for each month during which it owned such units. For this purpose, a unitholder will be treated as owning a unit for a particular month only if it held such unit at the close of business on the last day of such month (unless it disposes of the unit by redemption, as discussed below). Thus, for example, if a unitholder acquires a unit on the last day of a month and holds such unit at the close of business on that date, it will be allocated the entire net profit or loss allocable to that unit for the month. As a further example, if a unitholder acquires a unit during one month and transfers the unit on the last day of the second month, it will be allocated the net profit or loss allocable to that unit for the first month only; net profit or loss for the following month will be allocated to the transferee, assuming it does not dispose of the unit before the close of business. As a further example, a unitholder that acquires a unit during a month and transfers the unit before the close of business on the last day of that month will not be allocated any of the net profit or loss with respect to that unit for such month.
      If USOF redeems units, USOF will allocate to the redeeming unitholder with respect to the redeemed shares a ratable share of the profit or loss of USOF for the month of the redemption determined as if such month ended on the date of the redemption. The remaining profit and loss for such month will be allocated in accordance with the method described in the preceding paragraph (i.e., ratably among the unitholders holding units as of the close of business of the last day of the month). For example, if a unitholder redeemed 100,000 units on the 15th day of a month and a there were 1,000,000 units outstanding immediately prior to such redemption, the redeeming unitholder would be allocated one-tenth (100,000 units redeemed/1,000,000 units outstanding) of USOF’s profit or losses for the period beginning on the first day of such month and ending on the 15th day of such month. The profit or loss of USOF for the month of the redemption (as adjusted to reflect the profit or loss allocated to the redeeming unitholder) will be allocated ratably among the unitholders that hold the remaining 900,000 units as of the close of business of the last day of such month.
      The use of these methods of allocating profits and losses between the transferors and the transferees of units or unitholders whose Units are redeemed may not be permitted under existing Treasury Regulations. Accordingly, Sutherland Asbill & Brennan LLP is unable to opine on the validity of these allocation methods. If these methods are not allowed under the Treasury Regulations, USOF’s taxable income or losses might be reallocated among the unitholders.
      The General Partner is authorized to revise our method of allocation between transferors and transferees, as well as among unitholders whose interests otherwise vary during a taxable period, to conform to a method permitted under future Treasury Regulations. In addition, if USOF engages in an extraordinary transaction, the General Partner is authorized to allocate profit or loss to the unitholders as of the date of the date of the extraordinary transaction if it believes that such allocation is necessary to prevent distortion of the amounts of profit or loss allocated among the unitholders or to conform to applicable provisions of the Code or Treasury Regulations.
      Taxable Income and Loss. Taxable income or loss of USOF (including items of income, gain, loss and deduction as necessary) will be allocated among the unitholders to correspond as closely as possible with the allocations of economic profit or loss. It is possible, however, that the amount of taxable income or loss of USOF allocated to a unitholder will be different than the amount of economic profit or loss allocated to such unitholder, particularly where the unit is held for only a portion of USOF’s taxable year. Such a disparity could arise, for example, because profits and losses will be computed and allocated on a monthly basis, while taxable income will be computed on an annual basis as required by the Code.
      Limitations on Deductibility of USOF Losses. The deduction by a unitholder of its share of USOF’s losses, if any, will be limited to the lesser of (i) the tax basis in its units or (ii) in the case of a unitholder that is an individual or a closely held corporation (a corporation where more than fifty percent (50%) of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the unitholder is considered to be “at risk” with respect to certain activities of USOF. In general, the amount at risk includes the unitholder’s actual cash investment, plus any debt for which the unitholder has personal liability or has pledged property (other than property used in USOF’s activities) as security and any debt that constitutes “qualified nonrecourse financing.” The amount at risk excludes any amount of money the unitholder borrows to acquire or hold its units if the lender of such borrowed funds owns units in USOF, is related to such a person or can look only to units for repayment. Losses in excess of the amount at risk must be deferred until years in which USOF generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.
      In addition to the limitations described above, the “passive activity loss” limitations generally provide that individuals, estates, trusts and certain closely-held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from passive activities. Any disallowed passive activity losses may be carried forward to reduce passive activity income in future years or may be deducted in full when the taxpayer disposes of its entire investment in the activity in a fully taxable transaction to an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions such as the at risk rules and the basis limitation.

      Limitation on Deductibility of Capital Losses and Investment Interest. Prospective investors should consult their own tax advisors regarding the deductibility of capital losses, as well as the limitations on a noncorporate taxpayer’s deductibility of interest paid or accrued on indebtedness allocable to property held for investment (whether by USOF with respect to its investments or by the investor with respect to its units).

Tax Treatment Of Operations
      Taxable Year. USOF will use the calendar year as its taxable year. Each unitholder will be required to include in income its allocable share of USOF income, gain, loss and deduction for the fiscal year of USOF ending within or with the taxable year of the unitholder.
      Tax Treatment of Management Fees and Other Administrative Expenses. USOF will pay an annual management fee to the General Partner. USOF will also pay certain costs and expenses incurred in connection with its activities. USOF intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. The tax treatment of these expenses will depend on whether or not USOF is deemed to be engaged in a trade or business, which is a factual determination. Although the matter is not free from doubt, USOF believes that it will not be treated as engaging in a trade or business for tax purposes. Accordingly, such management fees and other administrative expenses will generally constitute miscellaneous itemized deductions for individual unitholders, while are subject to certain limitations on deductibility that could reduce or eliminate any tax benefits associated with them. Corporate unitholders generally will not be subject to these limitations. Organizational and syndication expenses, in general, may not be deducted by either USOF or any unitholder. An election may be made by USOF to amortize organizational expenses over a 15-year period. Syndication expenses must be capitalized and cannot be amortized or deducted.
      Alternative Minimum Tax. Each unitholder will be required to take into account its distributive share of any items of USOF income, gain, loss, deduction, or credit for purposes of the alternative minimum tax applicable to its alternative minimum taxable income. A unitholder’s alternative minimum taxable income derived from USOF may be higher than its share of USOF net income.
      Prospective unitholders should consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.
      Taxation of Operations. The tax consequences to investors of USOF’s trading activities in derivatives, commodities and securities are complex. Prospective investors should consult with tax advisors who have substantial expertise with this aspect of the tax laws.
      Section 1256 Contracts. USOF generally will be required to adopt a “mark-to-market” system of tax accounting under which unrealized gains and losses at year-end are taxed currently with respect to any instrument treated as a “section 1256 contract” under the Code. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.
      Under these rules, section 1256 contracts held by USOF at the end of each taxable year will be treated for federal income tax purposes as if they were sold by USOF for their fair market value on the last business day of such taxable year. The unitholders must report their distributive share of the gain or loss, if any, resulting from such “marking to market” (as well as from actual sales) of such contracts for such year. Such taxable gains and losses will be allocated to the unitholders (and will otherwise be taxable under the general principles of partnership taxation), whether or not cash is distributed. The basis of a section 1256 contract will be adjusted to reflect the gain or loss taken into account in a prior year under the “mark-to-market” rules.
      The Code provides special rules concerning the tax character of gains and losses from section 1256 contracts. Under these rules, and subject to the mixed straddle rules described below, each unitholder’s distributive share of USOF’s net gain or loss with respect to each section 1256 contract, other than a foreign currency forward contract (which is subject to special rules), will be treated (without regard to the period held) as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof.

Disposition Of Units
      Recognition of Gain or Loss. The amount of gain or loss or other income recognized by a unitholder upon the disposition of units may be different than the amount of gain or loss or other income such unitholder would recognize if USOF were taxed as a corporation rather than a limited partnership. The amount of gain or loss that a unitholder will recognize on a sale of units will be the difference between the amount realized and the unitholder’s adjusted tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus its share of USOF debt. Because the amount realized includes a unitholder’s share of USOF debt, the gain recognized on the sale of units may result in a tax liability in excess of any cash received from such sale.
      Pursuant to certain IRS rulings, a unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a unitholder that acquired its units at different prices sells less than all of its units, such unitholder will not be entitled to specify particular units (e.g., those with a higher basis) as having been sold, as it could if USOF were a corporation. Rather, the unitholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its “unified” basis in its units to the units sold. For example, if a unitholder purchased 100 units for $10 per unit and 200 units for $20 per unit (and assuming no other adjustments to basis), the unitholder would have a “unified” basis of $5,000 in its 300 units. If the unitholder sold 100 of its units, it would have an adjusted basis in the units sold of $1,666.67 ($5,000 unified basis multiplied by the ratio of 100 units sold over 300 units owned immediately prior to the sale).
      Gain or loss recognized by a unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise long-term or short-term capital gain or loss. It is expected that most unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a unitholder fails to make the election or is not able to identify the holding periods of the units sold, the unitholder will have a split holding period in the units sold. Under such circumstances, a unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in USOF that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USOF.
      Under Section 751 of the Code, a portion of a unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USOF. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USOF.
      A unitholder that sells some or all of its units should consult its tax advisor to determine the proper application of these rules in light of the unitholder’s particular circumstances.

      Liquidation or Termination. On dissolution of USOF, its assets may be sold, which may result in the realization of taxable gain or loss to the unitholders. Distributions of cash (and similarly, relief from partnership debt) in complete liquidation of USOF generally will cause recognition of gain or loss to the extent, if any, that the unitholder’s adjusted basis of its units is less or greater than the amount of cash received (or deemed to have been received as a result of the debt relief). Distributions of marketable securities may also give rise to gain on dissolution. If such gain or loss is treated as capital gain or loss, it will be considered to be long-term if the Units were held for more than one year.
      If liquidating distributions consist wholly or partly of assets other than cash (and other than marketable securities), USOF ordinarily would not recognize gain or loss on, or by reason of, the distribution. A unitholder that receives such a distribution generally will not recognize any gain or loss on such distribution and will have a basis in the non-cash assets equal to the adjusted basis of its units reduced by the amount of cash the unitholder receives in the distribution.
      Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a unitholder with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of USOF’s income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.
      Sutherland Asbill & Brennan LLP has not rendered an opinion regarding the treatment of a unitholder where its units are loaned to a short seller to cover a short sale of units; therefore unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

Withholding for Non-U.S. Unitholders
      Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate unitholders.
      Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USOF believes that the activities directly conducted by USOF will not result in USOF being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not assert that USOF’s activities do constitute a U.S. trade or business.

Accordingly, as a result of its ownership of units, a non-U.S. unitholder may be treated as engaged in a U.S. trade or business and may be treated as having ECI. In the event that USOF’s activities were considered to constitute a U.S. trade or business, USOF would be required to withhold at the highest rate specified in Code section 1 (currently thirty-five percent (35%)) on distributions to a non-U.S. unitholder. A non-U.S. unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. unitholder with the mechanism to seek a refund of any withholding in excess of such unitholder’s actual U.S. federal income tax liability. Amounts withheld by USOF will be treated as being a distribution to the non-U.S. unitholder.
      If USOF is not treated as engaged in a U.S. trade or business, a non-U.S. unitholder may nevertheless be treated as having FDAP income, which would be subject to a thirty percent (30%) withholding tax (subject to reduction by treaty), with respect to some or all of its distributions from USOF or its allocable share of USOF income. Amounts withheld on behalf of a non-U.S. unitholder will be treated as being distributed to such unitholder.
      To the extent any interest income allocated to a non-U.S. unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. unitholder nor a subsequent distribution of such interest income to the non-U.S. unitholder will be subject to withholding, provided that the non-U.S. unitholder is not otherwise engaged in a trade or business in the U.S. and provides USOF with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.
      USOF expects that most of its interest income will qualify as “portfolio interest.” In order for USOF to avoid withholding on any interest income that would qualify as “portfolio interest,” it will be necessary for all non-U.S. unitholders to provide USOF with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a non-U.S. unitholder fails to provide the Partnership with a properly completed Form W-8BEN, the General Partner may request at any time and from time to time, that such non-U.S. unitholder shall, within 15 days after request (whether oral or written) therefor by the General Partner, furnish to the Partnership, a properly completed Form W-8BEN. If a non-U.S. unitholder fails to furnish to the General Partner within the aforementioned 15-day period such Form W-8BEN, the units owned by such non-U.S. unitholder shall be subject to redemption.
      Gain from Sale of units. Gain from the sale or exchange of the units may be taxable to a non-U.S. unitholder if the non-U.S. unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a thirty percent (30%) withholding tax on the amount of such individual’s gain.
      Branch Profits Tax on Non-U.S. Corporate Unitholders. In addition to the taxes noted above, any non-U.S. unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of thirty percent (30%). The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the non-U.S. unitholder is a “qualified resident.”
      Prospective non-U.S. unitholders should consult their tax advisor with regard to these and other issues unique to non-U.S. unitholders.
      Exempt Organizations: Unrelated Business Taxable Income. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from Federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USOF were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization unitholder, then in computing its UBTI, the unitholder must include its share of (l) USOF’s gross income from the unrelated trade or business, whether or not distributed, and (2) USOF’s allowable deductions directly connected with that gross income.
      UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property, if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USOF currently does not anticipate that it will borrow money to acquire investments; however, USOF cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization unitholder that incurs acquisition indebtedness to purchase its units in USOF may have UBTI.
      The Federal tax rate applicable to an exempt organization unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the unitholder’s form of organization. USOF may report to each such unitholder information as to the portion, if any, of the unitholder’s income and gains from USOF for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USOF’s calculation of UBTI will be accepted by the Service. An exempt organization unitholder will be required to make payments of estimated Federal income tax with respect to its UBTI.
      The application of the UBTI rules may vary with respect to certain types of exempt organizations. Before investing in an units, a prospective exempt organization investor should consult its tax advisor with respect to the tax consequences of realizing UBTI from USOF.

Administrative Matters
      Constructive Termination. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination will result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.
      Partnership Information Returns and Audit Procedures. The IRS may audit the federal income tax returns filed by USOF. Adjustments resulting from any such audit may require each unitholder to adjust a prior year’s tax liability and could result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments of non-partnership items as well as USOF items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the unitholders. The Code provides for one unitholder to be designated as the Tax Matters Partner (“TMP”) for these purposes. The LP Agreement appoints the General Partner as the TMP of USOF.

Nominee Reporting
      Persons who hold an interest in us as a nominee for another person are required to furnish to us (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (c) the amount and description of units or other limited partner interests held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units or other limited partner interests they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code of 1986, as amended for failure to report such information to us. The nominee is required to supply the beneficial owner of the units or other limited partner interests with the information furnished to us.

Tax Shelter Reporting Requirements
      Under Treasury Regulations, the activities of USOF may include one or more “reportable transactions,” requiring USOF and, in certain circumstances, a unitholder to file information returns or otherwise make a disclosure statement as described below. In addition, the General Partner and other material advisors to USOF may each be required to report the “reportable transaction” to the IRS and to maintain for a specified period of time a list containing certain information regarding the “reportable transactions” and USOF’s investors, and the Service could inspect such lists upon request.
      The term “reportable transaction” includes (i) a confidential transaction, (ii) certain transactions generating a material book-tax difference, and (iii) a transaction that results in a loss claimed under Section 165 of the Code (computed without taking into account offsetting income or gain items, and without regard to limitations on its deductibility) generally of at least $2 million in any one taxable year or an aggregate of at least $4 million in any combination of the taxable year that the taxpayer enters into the transaction and next succeeding five taxable years, unless the transaction has been exempted from reporting by the Service. Generally, a unitholder will be treated as participating in a “loss transaction,” and thus will be required to report the transaction, if the unitholder’s tax return reflects a Section 165 loss and the amount of the loss that flows through to the unitholder exceeds certain threshold amounts (i.e., the $2 million/4 million thresholds).
      The Service has published guidance exempting many loss transactions from the reporting requirements, including certain sales or exchanges of assets with a “qualifying basis.” An asset with a “qualifying basis” includes, among others, an asset purchased for cash. However, even if the basis in an asset is a “qualifying basis,” a loss from the sale or exchange of such asset is not taken into account (and would not be subject to the reporting requirements) only if the asset: (i) is not, and was not at any time, part of a straddle (other than a mixed straddle), (ii) did not involve a “stripped” instrument (where the asset is separated from any portion of the income it generates), (iii) did not represent an interest in a pass-through entity, and (iv) generated a loss that is not treated as ordinary under Section 988 of the Code.
      The Treasury Regulations require USOF to complete and file Form 8886 (“Reportable Transaction Disclosure Statement”) with its tax return for each taxable year in which USOF participates in a “reportable transaction.” Additionally, each unitholder treated as participating in a “reportable transaction” of USOF is required to file Form 8886 with its tax return. USOF and any such unitholder, respectively, must also submit a copy of the completed form to the Service’s Office of Tax Shelter Analysis. USOF intends to notify the unitholders whether (based on information available to USOF) the unitholders are required to report a transaction of USOF, and intends to provide the unitholders with any available information needed to complete and submit Form 8886 with respect to the transactions of USOF.

      Under the above rules, a unitholder’s recognition of a loss upon its disposition of an interest in USOF could also constitute a “reportable transaction” for such unitholder. Investors should consult with their advisors concerning the application of these reporting requirements to their specific situation.
Backup Withholding
      USOF may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all taxable distributions payable to: (1) any unitholder who fails to furnish USOF with his, her or its correct taxpayer identification number or a certificate that the unitholder is exempt from backup withholding, and (2) any unitholder with respect to whom the IRS notifies USOF that the unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. The backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.
Other Tax Considerations
      In addition to federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USOF does business or owns property or where the unitholders reside. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in USOF. It is each unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland Asbill & Brennan LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.
Purchasers by Employee Benefit Plans
      [TBD]

STATEMENT OF ADDITIONAL INFORMATION
                    , 2005
All or part of the following information was taken from the United States Government’s Energy Information Administration’s (EIA) website.
Overview of Petroleum Industry
      Petroleum industry operations and profitability are influenced by many factors. Governmental policies, particularly in the areas of taxation, energy and the environment, have a significant impact on petroleum activities, regulating where and how companies conduct their operations and formulate their products and, in some cases, limiting their profits directly. Prices for crude oil and natural gas, petroleum products and petrochemicals are determined by supply and demand for these commodities. The members of the Organization of Petroleum Exporting Countries (OPEC) are typically the world’s swing producers of crude oil, and their production levels are a major factor in determining worldwide supply. Demand for crude oil and its products and for natural gas is largely driven by the conditions of local, national and worldwide economies, although weather patterns and taxation relative to other energy sources also play a significant part.
Overview of Crude Oil
      Characteristics. The physical characteristics of crude oils differ. Crude oil with a similar mix of physical and chemical characteristics, usually produced from a given reservoir, field or sometimes even a region, constitutes a crude oil “stream.” Most simply, crude oils are classified by their density and sulfur content. Less dense (or “lighter”) crudes generally have a higher share of light hydrocarbons — higher value products — that can be recovered with simple distillation. The denser (“heavier”) crude oils produce a greater share of lower-valued products with simple distillation and require additional processing to produce the desired range of products. Some crude oils also have a higher sulfur content, an undesirable characteristic with respect to both processing and product quality. For pricing purposes, crude oils of similar quality are often compared to a single representative crude oil, a “benchmark,” of the quality class.
      The quality of the crude oil dictates the level of processing and re-processing necessary to achieve the optimal mix of product output. Hence, price and price differentials between crude oils also reflect the relative ease of refining.
      In addition to gravity and sulfur content, the type of hydrocarbon molecules and other natural characteristics may affect the cost of processing or restrict a crude oil’s suitability for specific uses. The presence of heavy metals, contaminants for the processing and for the finished product, is one example. The molecular structure of a crude oil also dictates whether a crude stream can be used for the manufacture of specialty products, such as lubricating oils or of petrochemical feedstocks.
      Refiners therefore strive to run the optimal mix (or “slate”) of crudes through their refineries, depending on the refinery’s equipment, the desired output mix, and the relative price of available crudes. In recent years, refiners have confronted two opposite forces — consumers’ and government mandates that increasingly required light products of higher quality (the most difficult to produce) and crude oil supply that was increasingly heavier, with higher sulfur content (the most difficult to refine).
      Drilling for Oil. To identify a prospective site for oil production, companies use a variety of techniques, including core sampling — physically removing and testing a cross section of the rock — and seismic testing, where the return vibrations from a man-made shockwave are measured and calibrated. Advances in technology have made huge improvements in seismic testing.
      After these exploratory tests, companies must then drill to confirm the presence of oil or gas. A “dry hole” is an unsuccessful well, one where the drilling did not find oil or gas, or not enough to be economically worth producing. A successful well may contain either oil or gas, and often both, because the gas is dissolved in the oil. When gas is present in oil, it is extracted from the liquid at the surface in a process separate from oil production.

      Historically, drilling a “wildcat” well — searching for oil in a field where it had not yet been discovered — had a low chance of success. Only one out of five wildcat wells found oil or gas. The rest were dry holes. Better information, especially from seismic technology, has improved the success rate to one out of three and, according to some, one in two. Reducing the money wasted on dry holes is one of the aspects of upstream activity that has allowed the industry to find and produce oil at the prices prevailing over much of the 1990’s.
      After a successful well identifies the presence of oil and/or gas, additional wells are drilled to test the production conditions and determine the boundaries of the reservoir. Finally, production, or “development,” wells are put in place, along with tanks, pipelines and gas processing plants, so the oil can be produced, moved to markets and sold. Once extracted, the crude oil must be refined into usable products, as discussed in the chapter on oil refining.
      How Oil Is Produced. The naturally occurring pressure in the underground reservoir is an important determinant of whether the reservoir is economically viable or not. The pressure varies with the characteristics of the trap, the reservoir rock and the production history. Most oil, initially, is produced by “natural lift” production methods: the pressure underground is high enough to force the oil to the surface. Reservoirs in the Middle East tend to be long-lived on “natural lift,” that is, the reservoir pressure continues over time to be great enough to force the oil out. The underground pressure in older reservoirs, however, eventually dissipates, and oil no longer flows to the surface naturally. It must be pumped out by means of an “artificial lift” — a pump powered by gas or electricity. The majority of the oil reservoirs in the United States are produced using some kind of artificial lift.
      Over time, these “primary” production methods become ineffective, and continued production requires the use of additional “secondary” production methods. One common method uses water to displace oil, using a method called “waterflood,” which forces the oil to the drilled shaft or “wellbore.”
      Finally, producers may need to turn to “tertiary” or “enhanced” oil recovery methods. These techniques are often centered on increasing the oil’s flow characteristics through the use of steam, carbon dioxide and other gases or chemicals.
      The Impact of Upstream Technology. Technology has enhanced the likelihood of finding oil. A primary benefit is the ability to eliminate poor prospects, thus considerably reducing wasted expenditures on dry holes. In addition, drilling and production technologies have made it possible to exploit reservoirs that would formerly have been too costly to put into production and to increase the recovery from existing reservoirs.
      Price of Crude Oil. The price of crude oil is established by the supply and demand conditions in the global market overall, and more particularly, in the main refining centers: Singapore, Northwest Europe, and the U.S. Gulf Coast. The crude oil price forms a baseline for product prices. Products are manufactured and delivered to the main distribution centers, such as New York Harbor, or Chicago. Product supplies in these distribution centers would include output from area refineries, shipments from other regions (such as the Gulf Coast), and for some, product imports. Product prices in these distribution centers establish a regional baseline. Product is then re-distributed to ever more local markets, by barge, pipeline, and finally truck. The fact the oil markets are physically inter-connected, with supply for a region coming from another region, means that of necessity even local gasoline prices feel the impact of prices abroad.
      Oil prices are a result of thousands of transactions taking place simultaneously around the world, at all levels of the distribution chain from crude oil producer to individual consumer. Oil markets are essentially a global auction — the highest bidder will win the supply. Like any auction, however, the bidder doesn’t want to pay too much. When markets are “strong” (when demand is high and/or supply is low), the bidder must be willing to pay a higher premium to capture the supply. When markets are “weak” (demand low and/or supply high), a bidder may choose not to outbid competitors, waiting instead for later, possibly lower priced, supplies. There are several different types of transactions that are common in oil markets. Contract arrangements in the oil market in fact cover most oil that changes hands. Oil is also sold in “spot transactions,” that is, cargo-by-cargo, transaction-by-transaction arrangements. In addition, oil is traded in futures markets. Futures markets are a mechanism designed to distribute risk among participants on different sides (such as buyers versus sellers) or with different expectations of the market, but not generally to supply physical volumes of oil. Both spot markets and futures markets provide critical price information for contract markets.
      Prices in spot markets — cargo-by-cargo and transaction-by-transaction — send a clear signal about the supply/demand balance. Rising prices indicate that more supply is needed, and falling prices indicate that there is too much supply for the prevailing demand level. Furthermore, while most oil flows under contract, its price varies with spot markets. Futures markets also provide information about the physical supply/demand balance as well as the market’s expectations.
      Seasonal swings are also an important underlying influence in the supply/demand balance, and hence in price fluctuations. Other things being equal, crude oil markets would tend to be stronger in the fourth quarter (the high demand quarter on a global basis, where demand is boosted both by cold weather and by stock building) and weaker in the late winter as global demand falls with warmer weather. As a practical matter, however, crude oil prices reflect more than just these seasonal factors; they are subject to a host of other influences. Likewise, product prices tend to be highest relative to crude as they move into their high demand season — late spring for gasoline, late autumn for heating oil. The seasonal pattern in actual product prices, again, may be less obvious, because so many other factors are at work.
      The overall supply picture is of course also influenced by the level of inventories. When stocks in a given market are high, they represent incremental supply immediately available, so prices tend to be weak. The opposite is true in a low stock situation.
      That price response, and the differences in regional price movements, are critical to the way the oil market redistributes products to re-balance after an upheaval. The price increase in one area calls forward additional supplies. These new supplies might come from other markets in the United States, or from incremental imports. They may also be augmented by increased output from refineries. The volume and source of the relief supplies are interwoven. The farther away the necessary relief supplies are, the higher and longer the likely price spike.
      All other things being equal, cost differences are important factors in regional prices. For instance, state excise taxes, product quality, distance and ease of distribution are all important when comparing prices between regions, states and even within states. These factors will lead to higher prices (or lower) in a given area on a day-in, day-out basis.
      Ultimately, oil prices can only be as high as the market will bear. They may be higher in areas with higher disposable income, where real estate values, wages and other measures of economic activity indicate that the market is more robust. If they rise higher than the market will bear, however, consumers will seek substitutes or downsize their cars and make other adjustments that reduce their consumption. If the local area offers unusually high profits, competitors will quickly enter the market, finally pushing prices down.
      Oil Trade. There is more trade internationally in oil than in anything else. This is true whether one measures trade by how much of a good is moved (volume), by its value, or by the carrying capacity needed to move it. All measures are important and for different reasons. Volume provides insights about whether markets are over-or under-supplied and whether the infrastructure is adequate to accommodate the required flow. Value allows governments and economists to assess patterns of international trade and balance of trade and balance of payments. Carrying capacity allows the shipping industry to assess how many tankers are required and on what routes. Transportation and storage play a critical additional role here. They are not just the physical link between the importers and the exporters and, therefore, between producers and refiners, refiners and marketers, and marketers and consumers; their associated costs are a primary factor in determining the pattern of world trade.
      Generally, crude oil flows to the markets that provide the highest value to the supplier. Everything else being equal, oil moves to the nearest market first, because that has the lowest transportation cost and therefore provides the supplier with the highest net revenue, or in oil market terminology, the highest netback. If this market cannot absorb all the oil, the balance moves to the next closest one, and the next and so on, incurring progressively higher transportation costs, until all the oil is placed.
Crude Oil Regulation

Regulation of Crude Oil Activities
      The exploration, production and transportation of all types of hydrocarbon are subject to significant governmental regulations. Operations are affected from time to time in varying degrees by political developments and federal, state, and local laws and regulations. In particular, crude oil operations and economics are, or in the past have been, affected by industry specific price controls, taxes, conservation, safety, environmental, and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations.

State and Other Regulation
      Many jurisdictions have statutory provisions regulating the exploration for and production of crude oil. These include provisions requiring permits for the drilling of wells and maintaining bonding requirements in order to drill or operate wells and provisions relating to the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units on an acreage basis and the density of wells which may be drilled and the unitization or pooling of crude oil and natural gas properties. In this regard, some states and provinces allow the forced pooling or integration of tracts to facilitate exploration while other states and provinces rely on voluntary pooling of lands and leases. In addition, state and provincial conservation laws establish maximum rates of production from crude oil.
      State and regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take or service requirements, but does not generally entail rate regulation. In the United States, natural gas gathering has received greater regulatory scrutiny at both the state and federal levels in the wake of the interstate pipeline restructuring under FERC. For example, the Texas Railroad Commission enacted a Natural Gas Transportation Standards and Code of Conduct to provide regulatory support for the State’s more active review of rates, services and practices associated with the gathering and transportation of natural gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.
      For those operations on U.S. Federal or Indian oil and gas leases, such operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies. In addition, in the United States, the Minerals Management Service (“MMS”) prescribes or severely limits the types of costs that are deductible transportation costs for purposes of royalty valuation of production sold off the lease. In particular, MMS prohibits deduction of costs associated with marketer fees, cash out and other pipeline imbalance penalties, or long-term storage fees. Further, the MMS has been engaged in a process of promulgating new rules and procedures for determining the value of crude oil produced from federal lands for purposes of calculating royalties owed to the government. The crude oil and natural gas industry as a whole has resisted the proposed rules under an assumption that royalty burdens will substantially increase.

Environmental Matters
      Operations are subject to numerous federal, state, provincial and local laws and regulations controlling the generation, use, storage, and discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences; restrict the types, quantities, and concentrations of various substances that can be released into the environment in connection with drilling, production, and natural gas processing activities; suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, and other protected areas; require remedial measures to mitigate pollution from historical and on-going operations such as use of pits and plugging of abandoned wells; restrict injection of liquids into subsurface strata that may contaminate groundwater; and impose substantial liabilities for pollution resulting from the operations. Environmental permits required for the operations may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on the crude oil and natural gas industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.
      In the United States, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as “Superfund,” and comparable state statutes impose strict, joint, and several liability on certain classes of persons who are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the owner or operator of a disposal site or sites where a release occurred and companies that generated, disposed or arranged for the disposal of the hazardous substances released at the site. Under CERCLA such persons or companies may be retroactively liable for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is common for neighboring land owners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by the hazardous substances released into the environment. The Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize imposition of substantial civil and criminal penalties for failing to prevent surface and subsurface pollution, as well as to control the generation, transportation, treatment, storage and disposal of hazardous waste generated by crude oil and natural gas operations. Although CERCLA currently contains a “petroleum exclusion” from the definition of “hazardous substance,” state laws affecting the crude oil industry impose cleanup liability relating to petroleum and petroleum related products, including crude oil cleanups. In addition, although RCRA regulations currently classify certain oilfield wastes which are uniquely associated with field operations as “non-hazardous,” such exploration, development and production wastes could be reclassified by regulation as hazardous wastes thereby administratively making such wastes subject to more stringent handling and disposal requirements.
      United States federal regulations also require certain owners and operators of facilities that store or otherwise handle crude oil, to prepare and implement spill prevention, control and countermeasure plans and spill response plans relating to possible discharge of crude oil into surface waters. The federal Oil Pollution Act (“OPA”) contains numerous requirements relating to prevention of, reporting of, and response to crude oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate crude oil cleanup programs with respect to contaminated soil.

NEW YORK OIL ETF, LP
CONTENTS

Page

Financial Statements
Report of independent registered public accounting firm	F-2
Statement of financial condition as of June 23, 2005	F-3
Notes to statement financial condition	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners
New York Oil ETF, LP
      We have audited the accompanying statement of financial condition of New York Oil ETF, LP (the “Fund”) as of June 23, 2005. This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of New York Oil ETF, LP as of June 23, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Eisner LLP
New York, New York
July 6, 2005

NEW YORK OIL ETF, LP
STATEMENT OF FINANCIAL CONDITION
June 23, 2005

ASSETS
Cash	$1,000

PARTNERSHIP CAPITAL
Limited partner	980
General partner	20

Total partnership capital	$1,000

See notes to statement of financial condition.

NEW YORK OIL ETF, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION
June 23, 2005
NOTE A — Organization
      New York Oil ETF, LP (the “Fund”) was organized as a limited partnership under the laws of the state of Delaware on May 12, 2005. The Fund will operate as an exchange-traded fund. The investment objective of the Fund is for its net asset value to reflect the performance of the price of light, sweet crude oil, less the Fund’s expenses. The Fund will accomplish its objective through investments in futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange and futures contracts for crude oil and/or other oil interests traded on other U.S. and foreign exchanges (“Oil Futures Contracts”) and other oil interests such as options on Oil Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil. Victoria Bay Asset Management, LLC is the General Partner (the “General Partner”) and is also responsible for the management of the Fund.
      The Fund will issue limited partnership interests (“Units”) to authorized purchasers by offering creation baskets (“Creation Baskets”) consisting of 100,000 Units. The purchase price for a Creation Basket will be based upon the net asset value of a Fund Unit. In addition, authorized purchasers will pay the Fund a $1,000 fee for the creation of each Creation Basket. The offering price of the initial creation basket will be based on the opening price of the near month oil futures contracts as traded and reported on the New York Mercantile Exchange on the first day of the offering. Additionally, subsequent to the sale of the initial creation basket, Units can be purchased and sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange will not be made at the net asset value of the Fund but rather at market prices quoted on the stock exchange.
NOTE B — Summary of Significant Accounting Policies

(1)	Securities valuation:
      Securities listed on a national securities exchange are valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. Any other securities not traded as described above are valued at their fair value as determined in good faith by the Board of Directors of the General Partner. The resulting unrealized gains and losses will be included in the statement of operations.

(2)	Securities transactions and investment income:
      Securities transactions are recorded on a trade date basis. Realized gains and losses on sales of securities are determined using the first-in, first-out method and will be included in the statement of operations.

(3)	Futures contracts:
      During the period in which the futures contract is open, changes in the contract value are recorded as an unrealized gain or loss by marking the contract to market to reflect the value of the contract at the end of trading on the reporting date. Futures contracts are valued at the settlement price established by the board of trade or exchange on which they are traded. The resulting unrealized gains or losses will be included in the statement of financial condition and the statement of operations. Realized gains and losses will be included in the statement of operations.

(4)	Options:
      Premiums paid for options contracts purchased are included in the statement of financial condition. Option contracts are valued at their last reported sales price on the final day of trading as of the date of the statement of financial condition. If the sales price is outside the range of the bid/ask price, the average

NEW YORK OIL ETF, LP
NOTES TO STATEMENT OF FINANCIAL CONDITION — (Continued)
of the bid/ask price is used. If no sale is reported then the average of the bid/ask price is used. When option contracts expire or are closed, realized gains or losses are recognized without regard to any unrealized gains or losses on the underlying securities.

(5)	Swaps:
      The Fund may enter into swap agreements. The swaps are marked-to-market on a daily basis. Amounts receivable or payable by the Fund are recorded by the Fund as unrealized appreciation (depreciation), which are included in the statement of financial condition. When a contract is closed, the Fund records in the statement of operations a realized gain or loss equal to the cash exchanged.

(6)	Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.
NOTE C — Organization Costs
      Expenses incurred in connection with organizing the Fund and the initial offering costs of the Units will be borne by the General Partner, and are not subject to reimbursement by the Fund. Expenses incurred through June 23, 2005 by an affiliate of the General Partner amounted to approximately $183,000. These expenses have been recorded as a capital contribution into the fund by the General Partner and an expense borne solely by the General Partner.
NOTE D — Management Fee
      Under the Limited Partnership Agreement, the General Partner, is responsible for investing and reinvesting the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the General Partner will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay the General Partner a fee based on average daily net assets and paid monthly of .50% per annum on average net assets of $1,000,000,000 or less and .20% of average daily net assets that are greater than $1,000,000,000. The Fund will pay for all brokerage fee, taxes and extraordinary expenses.
NOTE E — Income Taxes
      The Fund is not taxed on its income, instead the individual investors’ respective shares of the Fund’s taxable income are reported on the individual investors’ income tax returns.
NOTE F — Redemptions
      Authorized persons may redeem Units from the Fund only in blocks of 100,000 Units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Fund Units in the Redemption Basket.
NOTE G — Partnership Capital
      On June 23, 2005, the General Partner made a $20 capital contribution to the Fund. Additionally, Wainwright Holdings, Inc. (“Wainwright”) contributed $980 to the fund for its limited partnership interest. The General Partner is 100% owned by Wainwright which is controlled by the President of the General Partner.

VICTORIA BAY ASSET MANAGEMENT, LLC AND SUBSIDIARY
(formerly Standard Asset Management, LLC)
CONTENTS

Page

Financial Statements
Report of independent registered public accounting firm	F-7
Statement of financial condition as of June 23, 2005	F-8
Notes to consolidated statement of financial condition	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Member
Victoria Bay Asset Management, LLC
      We have audited the accompanying consolidated statement of financial condition of Victoria Bay Asset Management, LLC (formerly Standard Asset Management, LLC) and subsidiary (the “Company”) as of June 23, 2005. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States.) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of Victoria Bay Asset Management, LLC and subsidiary as of June 23, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Eisner LLP
New York, New York
July 6, 2005

VICTORIA BAY ASSET MANAGEMENT, LLC AND SUBSIDIARY
(formerly Standard Asset Management, LLC)
Consolidated Statement of Financial Condition
June 23, 2005

ASSETS
Cash	$400,980

Minority interest: limited partner in New York Oil ETF, LP	$980
MEMBER EQUITY	400,000

$400,980

See notes to statement of financial condition.

VICTORIA BAY ASSET MANAGEMENT, LLC AND SUBSIDIARY
(formerly Standard Asset Management, LLC)
Notes to Consolidated Statement of Financial Condition
June 23, 2005
NOTE A — Organization and Operation
      Victoria Bay Asset Management, LLC (formerly Standard Asset Management, LLC)(the “Company”) was formed as a single-member limited liability company in the State of Delaware on May 10, 2005 and changed its name on June 10, 2005. The Company, which is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation, was formed to be the General Partner of New York Oil ETF, LP, a limited partnership (the “Fund”). The Fund intends to make investments in futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange and futures contracts for crude oil and/or other oil interests traded on other U.S. and foreign exchanges. Wainwright is a holding company that is controlled by the President of the Company and is a limited partner in the Fund.
      As the General Partner of the Fund the Company is required to accept the credit risk of the Fund to the futures commission merchant, oversee the purchases and sale of the Fund’s Units by certain “authorized purchasers,” review the daily positions and margin requirements of the Fund, and manage the Fund’s investments. The Company also pays the futures commission merchant’s charges on behalf of the Fund, and pays the continuing service fees to the selling agents for communicating with investors.
NOTE B — Summary of Significant Accounting Policies

(1)	Principles of consolidation:
      The Company is the General Partner of the Fund, and has included the accounts of the Fund in the consolidated statement of financial condition. The Company has recorded a minority interest for the amount directly owned by the Limited Partner (representing the limited partner interest owned by Wainwright). All intercompany accounts and balances have been eliminated in consolidation.

(2)	Revenue recognition:
      The Company recognizes revenue in the period earned under the terms of its management agreement with the Fund. This agreement provides for fees based upon a percentage of the daily average net asset value of the Fund.

(3)	Accounting estimates:
      The preparation of the financial statements in conformity with accounting principles generally accepted in United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(4)	Income taxes:
      No provision for federal income taxes has been made since, as a limited liability company, the Company is not subject to income taxes. The Company’s income or loss is reportable by its member on its tax return.
NOTE C — Capitalization
      On June 23, 2005, Wainwright contributed $400,000 in connection with its member interest in the Company. Additionally, an affiliate of Wainwright provided funding of approximately $203,000 in connection with the organization costs of the Company and the Fund. The Company and the Fund are not required to reimburse Wainwright or its affiliate for any organization costs incurred. The organization costs for each entity were treated as a capital contribution by the General Partner of the Company and the Fund, expensed during the period, and allocated solely to these General Partners.

PART II
Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution
      Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount

SEC registration fee (actual)		$5,937.97
NASD filing fees		*
Blue Sky expenses		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment

Item 14.	Indemnification of Directors and Officers
      Neither the General Partner nor any employee or other agent of United States Oil Fund, LP (“USOF”) nor any officer, director, stockholder, partner, employee or agent of the General Partner (a “Protected Person”) shall be liable to any partner or USOF for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, employee, broker or other agent of USOF or any officer, director, stockholder, partner, employee or agent of such General Partner, provided that such officer, director, stockholder, employee, broker or agent of the partner or officer, employee, partner or agent of such General Partner was selected, engaged or retained by such General Partner with reasonable care, except with respect to any matter as to which such General Partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s actions was in the best interests of USOF and except that no Protected person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office. A General Partner and its officers, directors, employees or partners may consult with counsel and accountants (except for USOF’s independent auditors) in respect of USOF affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants (except for the Partnership’s independent auditors), provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, this provision hereof shall not be construed so as to relieve (or attempt to relieve) a General Partner (or any employee or other agent thereof or any partner, employee or agent of such General Partner) of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate these provisions hereof to the fullest extent permitted by law.
      USOF shall, to the fullest extent permitted by law, but only out of USOF assets, indemnify and hold harmless the General Partner and each officer, director, employee and agent thereof (including persons who serve at USOF’s request as directors, officers or trustees of another organization in which USOF has an interest as a unitholder, creditor or otherwise) and their respective legal representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a General Partner or officer thereof or by reason of its being or having been such a General Partner or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of the Fund, and except that no Covered Person shall be indemnified against any liability to USOF or Limited Partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by USOF in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to USOF if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.
      As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of USOF, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by the General Partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of USOF and that such indemnification would not protect such persons against any liability to USOF or its Limited Partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of USOF or to have been liable to USOF or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.
      The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. An “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained herein shall affect any rights to indemnification to which personnel of a General Partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of USOF to purchase and maintain liability insurance on behalf of any such person.

Item 15.	Recent Sales of Unregistered Securities
      On June 23, 2005, the General Partner made a $20 capital contribution to USOF. Additionally, Wainwright Holdings, Inc. (“Wainwright”) contributed $980 to USOF for its limited partnership interest. The General Partner is 100% owned by Wainwright which is controlled by the President of the General Partner.

Item 16.	Exhibits and Financial Statement Schedules
      (a) Exhibits

1	.1*	Agreement between the registrant and Marketing Agent.

3	.1**	Form of the First Amended and Restated Limited Partnership Agreement.

3	.2**	Certificate of Limited Partnership of the registrant.

3	.3*	Agreement with Initial Authorized Purchaser.

5	.1*	Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the units.

8	.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

23	.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1(a)).

23	.2**	Consent of registered public accounting firm.

*	To be filed by amendment.

**	Previously Filed.

***	Filed Herewith
      (b) Financial Statement Schedules
      The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (c) The undersigned registrant hereby undertakes that:

(1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moraga, state of California, on September 29, 2005.

United States Oil Fund, LP

By:	/s/ Nicholas D. Gerber

Nicholas D. Gerber
Management Director
      Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director	September 29, 2005

/s/ Andrew Ngim Andrew Ngim	Management Director	September 29, 2005

/s/ Robert Nguyen Robert Nguyen	Management Director	September 29, 2005

/s/ Howard Mah Howard Mah	Management Director	September 29, 2005

EXHIBIT INDEX

1	.1*	Agreement between the registrant and Marketing Agent.

3	.1**	Form of the First Amended and Restated Limited Partnership Agreement.

3	.2**	Certificate of Limited Partnership of the registrant.

3	.3*	Agreement with Initial Authorized Purchaser.

5	.1*	Opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Units.

8	.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

23	.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1(a)).

23	.2**	Consent of registered public accounting firm.

*	To be filed by amendment.

**	Previously Filed.

***	Filed Herewith.